Exhibit 10.3

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

EXECUTION VERSION

EMPLOYEE MATTERS AGREEMENT

by and between

COMCAST CORPORATION

and

VERSANT MEDIA GROUP, INC.

Dated as of January 2, 2026

TABLE OF CONTENTS

i

ii

SCHEDULES

Schedule I	SpinCo CBAs

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of January 2, 2026 (as the same may be amended from time to time in accordance with its terms and together with the schedules and exhibits hereto, this “Agreement”), between Comcast Corporation, a Pennsylvania corporation (“Comcast”), and Versant Media Group, Inc., a Pennsylvania corporation (“SpinCo”) (each, a “Party” and together, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of Comcast (the “Comcast Board”) has determined that it is in the best interests of Comcast and its shareholders to separate the SpinCo Business from the Comcast Business;

WHEREAS, Comcast and SpinCo have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which the Contribution, the Distribution and other related transactions contemplated thereby will be consummated;

WHEREAS, SpinCo is a wholly owned Subsidiary of Comcast that has been incorporated for the sole purpose of, and has not engaged in activities except in preparation for, the separation of the SpinCo Business from the Comcast Business, the Contribution, the Distribution and other transactions contemplated by this Agreement, the Separation Agreement and the other Ancillary Agreements;

WHEREAS, the Parties desire to set forth their agreement regarding the allocation between them of assets, Liabilities and responsibilities with respect to certain employee matters, including employee compensation and benefit plans and programs; and

WHEREAS, the Parties have agreed that, except as otherwise expressly provided herein, the general approach and philosophy underlying this Agreement is to (a) allocate assets, Liabilities and responsibilities to the SpinCo Group (as opposed to the Comcast Group) to the extent they relate to current, former or future employees, directors and other service providers primarily related to the SpinCo Business and (b) allocate assets, Liabilities and responsibilities (other than those described in clause (a) above) to the Comcast Group (as opposed to the SpinCo Group).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

Article 1
Definitions

Section 1.01.          Definitions.

(a)                For purposes of this Agreement, the following terms shall have the following meanings:

“Applicable Privacy Law” means all Applicable Law relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information, including the

California Consumer Privacy Act of 2018, the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of the United Kingdom.

“Applicable Privacy Requirements” means all (i) Applicable Privacy Laws and (ii) internal and external policies and procedures, binding industry standards and restrictions and requirements contained in any applicable binding contract, in each case, under this clause (ii), relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information, including, for the avoidance of doubt, the Data Processing Agreement.

“Benefits Commencement Date” means January 1, 2026 or such other date as mutually agreed between the Parties.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Collective Bargaining Agreements” means any and all agreements, memorandums of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, that have been entered into between or that involve or apply to any employer and any labor organization, union, employee association, agency or employee committee or plan, as may be amended from time to time.

“Comcast 401(k) Plans” means, collectively, the NBCUniversal Capital Accumulation Plan and the Comcast Corporation Retirement-Investment Plan and any related trusts.

“Comcast Awards” means, collectively, the Comcast Options, the Comcast RSUs and the Comcast Phantom Stock Units.

“Comcast Bonus Plan” means any Employee Plan that is a cash bonus or cash incentive plan that is sponsored or maintained by any member of the Comcast Group.

“Comcast CBA” means any Collective Bargaining Agreement (or applicable portion thereof) covering Comcast Employees, including as adopted in accordance with Section 3.04(c).

“Comcast CHC Committee” means the Compensation and Human Capital Committee of the Comcast Board.

“Comcast Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Comcast.

“Comcast Concentration Ratio” means the quotient obtained by dividing (i) the sum of (A) the SpinCo Adjusted Share Value and (B) the Comcast Share Value by (ii) the Comcast Share Value.

“Comcast DC Plans” means, collectively, the Comcast Corporation 2002 Deferred Compensation Plan and the Comcast Corporation 2005 Deferred Compensation Plan.

“Comcast Deferred Compensation Plans” means, collectively, the Comcast DC Plans, the Comcast Legacy Deferral Plans and the Comcast Select Deferral Plans.

“Comcast Director” means a member of the Comcast Board.

“Comcast Employee” means each individual who, as of the Distribution Date, (i) is not a SpinCo Employee and (ii) is (A) actively employed by any member of the Comcast Group, (B) an inactive employee, including any employee who is on short- or long-term disability leave or other authorized leave of absence or (C) a Former Comcast Employee.

“Comcast Equity Plans” means, collectively, (i) the Comcast Corporation 2003 Stock Option Plan, as amended and restated, effective as of March 1, 2021, (ii) the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective as of June 7, 2023, (iii) the Comcast Corporation 2023 Omnibus Equity Incentive Plan, effective as of June 7, 2023 and (iv) the Comcast Corporation 2016 Phantom Equity Plan, in each case as may be amended from time to time.

“Comcast ESPP” means, collectively, the Comcast Corporation 2002 Employee Stock Purchase Plan and the Comcast-NBCU 2011 Employee Stock Purchase Plan, in each case as may be amended from time to time.

“Comcast FSA” means any Comcast Plan that is a flexible spending account for health and dependent care expenses under Sections 125 and 129 of the Code.

“Comcast H&W Plan” means any Comcast Plan that is (i) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (ii) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States.

“Comcast Legacy Deferral Plans” means the 2013 NBCU Media Deferred Compensation Plan and the 2017 NBCU Media Deferred Compensation Plan.

“Comcast Other Service Provider” means, solely for purposes of Article 8 hereof, each independent contractor, consultant or other service provider of any member of the Comcast Group who, as of immediately prior to the Distribution Date, (i) is not a SpinCo Other Service Provider and (ii) directly or indirectly holds any Comcast Awards.

“Comcast Option” means each option to acquire Comcast Class A Common Stock granted under the Comcast Equity Plans.

“Comcast Participant” means each individual who, as of the Distribution Date, is a Comcast Employee or Comcast Director and any beneficiary, dependent or alternate payee of such individual, as the context requires; provided that, solely for purposes of Article 8 hereof, Comcast Participant shall also be deemed to include a Comcast Other Service Provider and any beneficiary, dependent or alternate payee thereof.

“Comcast Phantom Stock Units” means each award of phantom stock units with respect to Comcast Class A Common Stock granted under the Comcast Equity Plans.

“Comcast Plan” means any Employee Plan (other than a SpinCo Plan) sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by any member of the Comcast Group. For the avoidance of doubt, no SpinCo Plan is a Comcast Plan.

“Comcast RSU” means each award of restricted stock units with respect to Comcast Class A Common Stock granted under the Comcast Equity Plans.

“Comcast Select Deferral Plans” means the Comcast Select Deferred Compensation Plan, as amended and restated effective January 1, 2021, and the Comcast Select Deferred Compensation Plan, as amended and restated effective January 1, 2023, in each case as may be amended from time to time.

“Comcast Share Value” means the Overall VWAP of Comcast Class A Common Stock, trading regular way, over the first five consecutive trading days immediately following the Distribution Date.

“Comcast Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property Rights pursuant to any Employee Plan covering or with any SpinCo Employee or Comcast Employee and to which any member of the SpinCo Group or Comcast Group is a party (other than SpinCo Specified Rights).

“Covered Comcast Service Provider” means any Comcast Employee or Comcast Director.

“Covered SpinCo Service Provider” means any SpinCo Employee or SpinCo Director.

“Daily Trading Value” means, with respect to any applicable equity security, the product of (i) the Daily VWAP of such equity security on an applicable trading day and (ii) the Daily Trading Volume of such equity security on such trading day.

“Daily Trading Volume” means, with respect to any applicable equity security, the total daily trading volume of such equity security for any applicable trading date (including “odd lots”), as published by Bloomberg L.P. on the price and volume dashboard and using the U.S. consolidated ticker, without regard to pre-open or after-hours trading outside any regular trading sessions for such trading day.

“Daily VWAP” means, with respect to any applicable equity security, the daily volume-weighted average trading price of such equity security on an applicable trading date (including “odd lots”), as published by Bloomberg L.P. on the price and volume dashboard and using the U.S. consolidated ticker, without regard to pre-open or after-hours trading outside any regular trading sessions for such trading day.

“Data Processing Agreement” means the Data Processing Agreement dated as of January 2, 2026, by and between Comcast, NBCUniversal Media, LLC and Comcast Cable Communications, LLC, on the one hand, and SpinCo and Versant Media, LLC, on the other hand, as may be amended from time to time in accordance with its terms, together with all appendices thereto.

“Delayed Transfer Date” means, with respect to any Delayed Transfer SpinCo Employee, the applicable date he or she commences employment with a member of the SpinCo Group following the Distribution Date.

“Delayed Transfer SpinCo Employee” means each (i) Sponsored SpinCo Employee whose employment terminates from a member of the Comcast Group and who transfers to, and commences employment with, a member of the SpinCo Group following the Distribution Date in accordance with the terms of this Agreement and (ii) other individual who, upon mutual agreement of the Parties, terminates from a member of the Comcast Group and who transfers to, and commences employment with, a member of the SpinCo Group following the Distribution Date (whether in connection with any other Ancillary Agreement or otherwise). For the avoidance of doubt, no SpinCo NLR Employee or New SpinCo Employee shall constitute a Delayed Transfer SpinCo Employee.

“Distribution Ratio” means the number of shares of SpinCo Class A Common Stock distributed in the Distribution for each share of Comcast Class A Common Stock issued and outstanding on the Record Date.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, deferred compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former Comcast Employee” means each individual who, as of the Distribution Date, is a former employee of any member of the Comcast Group (other than any SpinCo Employee). For the avoidance of doubt, no Delayed Transfer SpinCo Employee or SpinCo NLR Employee shall constitute a Former Comcast Employee.

“Former SpinCo Employee” means each (i) individual who, as of the Distribution Date, is a former employee who was last actively employed primarily with respect to the SpinCo Business by any member of the Comcast Group or the SpinCo Group and (ii) SpinCo NLR Employee.

“Individual Retirement Account” has the meaning set forth in Section 408 of the Code.

“New SpinCo Employee” means each employee externally hired by any member of the SpinCo Group following the Distribution Date.

“Non-U.S. Comcast Defined Contribution Plan” means any Employee Plan that is a defined contribution plan that provides benefits on retirement and such other benefits as are provided for under the plan to Non-U.S. Comcast Participants whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the Comcast Group, by a member of the SpinCo Group or by any other Person.

“Non-U.S. Comcast Participant” means any Comcast Participant who is not a U.S. Comcast Participant.

“Non-U.S. SpinCo Defined Contribution Plan” means any Employee Plan that is a defined contribution plan that provides benefits on retirement and such other benefits as are provided for under the plan to Non-U.S. SpinCo Participants, whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the SpinCo Group, by a member of the Comcast Group or by any other Person.

“Non-U.S. SpinCo Participant” means any SpinCo Participant who is not a U.S. SpinCo Participant.

“Overall VWAP” means, with respect to any specified trading period, the quotient obtained by dividing (i) the Total Trading Value of the applicable equity security for such trading period by (ii) the Total Trading Volume of such equity security for such trading period.

“Restricted Period” means the period beginning on the Distribution Date and ending on the first anniversary of the Distribution Date (or, with respect to any applicable TSA Employee, if later, the date of the expiration or termination of the applicable Service (as defined in the Transition Services Agreement) in which such TSA Employee is engaged).

“Section 409A” means Section 409A of the Code and all regulations and guidance thereunder.

“Services” has the meaning given to it in the Transition Services Agreement.

“SpinCo 401(k) Plan” means any SpinCo Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and any related trust intended to be exempt under Section 501(a) of the Code, as may be amended from time to time.

“SpinCo Adjusted Share Value” means the product obtained by multiplying (i) the SpinCo Share Value by (ii) the Distribution Ratio.

“SpinCo Awards” means, collectively, the SpinCo RSUs and the SpinCo Phantom Stock Units.

“SpinCo Board” means the Board of Directors of SpinCo following the Distribution.

“SpinCo CBA” means any Collective Bargaining Agreement (or applicable portion thereof) covering SpinCo Employees, as listed on Schedule I hereto, or as otherwise adopted in accordance with Section 3.04(c).

“SpinCo Class A Common Stock” means the Class A common stock, par value $0.01 per share, of SpinCo.

“SpinCo Concentration Ratio” means the quotient obtained by dividing (i) the sum of (A) the SpinCo Adjusted Share Value and (B) the Comcast Share Value by (ii) the SpinCo Share Value.

“SpinCo Deferred Compensation Plan” means any SpinCo Plan or portion thereof that is a “nonqualified deferred compensation plan” within the meaning of Section 409A, as may be amended from time to time.

“SpinCo Director” means a member of the SpinCo Board.

“SpinCo Employee” means (i) as of the Distribution Date, each individual who is (A) actively employed primarily with respect to the SpinCo Business by any member of the Comcast Group or the SpinCo Group, (B) a SpinCo Inactive Employee or (C) a Former SpinCo Employee and (ii) as of the applicable Delayed Transfer Date, each individual who is a Delayed Transfer SpinCo Employee.

“SpinCo H&W Plan” means any SpinCo Plan that is (i) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (ii) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States, as may be amended from time to time.

“SpinCo Inactive Employee” means each individual who, as of the Distribution Date, (i) is employed primarily with respect to the SpinCo Business by any member of the Comcast Group or the SpinCo Group and (ii) is on a leave of absence protected under the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act and/or receiving long- or short-term disability benefits under a Comcast H&W Plan.

“SpinCo Other Service Provider” means, solely for purposes of Article 8 hereof, each independent contractor, consultant or other service provider of the Comcast Group or SpinCo Group who, as of immediately prior to the Distribution Date, (i) is primarily engaged to provide services with respect to the SpinCo Business and (ii) directly or indirectly holds any Comcast Awards.

“SpinCo NLR Employee” means each individual who, as of the Distribution Date, was last actively employed primarily with respect to the SpinCo Business by any member of the Comcast Group or the SpinCo Group and whose employment has not been terminated but is on “no longer required” status, “garden leave” or any similar arrangement as of immediately prior to the Distribution Date.

“SpinCo Participant” means any individual who is a SpinCo Employee and any beneficiary, dependent or alternate payee of such individual, as the context requires; provided that, solely for purposes of Article 8 hereof, SpinCo Participant shall also be deemed to include a SpinCo Other Service Provider and any beneficiary, dependent or alternate payee thereof.

“SpinCo Plan” means any Employee Plan (i) that is or was sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by any member of the SpinCo Group, whether before, as of or after the Distribution Date or (ii) for which Liabilities transfer to any member of the SpinCo Group under this Agreement or pursuant to Applicable Law as a result of the Contribution, the Distribution or any other transactions contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement, in each case as may be amended from time to time.

“SpinCo Share Value” means the Overall VWAP of SpinCo Class A Common Stock, trading regular way, over the first five consecutive trading days immediately following the Distribution Date.

“SpinCo Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property Rights, applicable or related, in whole or in part, to the SpinCo Business pursuant to any Employee Plan covering or with any SpinCo Employee and to which any member of the SpinCo Group or Comcast Group is a party; provided that, with respect to any Intellectual Property Rights existing, conceived, created, developed or reduced to practice prior to the Distribution Date, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property Rights is limited to those restrictive covenants related to Intellectual Property Rights included in the SpinCo Assets.

“Sponsored SpinCo Employee” means each SpinCo Employee working on a visa or work permit sponsored by a member of the Comcast Group as of the Distribution Date.

“Total Trading Value” means, with respect to any applicable equity security, the sum of the Daily Trading Value for all trading days during a specified trading period.

“Total Trading Volume” means, with respect to any applicable equity security, the sum of the Daily Trading Volume for all trading days during a specified trading period.

“TSA Employee” means each individual who (i) is employed by any member of the Comcast Group and (ii) provides Services (or any portion thereof) to any member of the SpinCo Group pursuant to the Transition Services Agreement.

“U.S. Comcast Participant” means any Comcast Participant who is employed (or, in the case of former employees, was last actively employed) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

“U.S. SpinCo Participant” means any SpinCo Participant who is employed (or, in the case of former employees, was last actively employed) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

(b)                All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(c)                Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2025 Cash Bonuses	7.01(a)
Accrued Commissions	7.02(a)

Term	Section
Adjusted Comcast Awards	8.03(a)(ii)(B)
Adjusted Comcast Option	8.02(a)
Adjusted Comcast Phantom Stock Units	8.03(a)(ii)(B)
Adjusted Comcast RSUs	8.01(a)(ii)(B)
Agreement	Preamble
Comcast	Preamble
Comcast Board	Recitals
Comcast Canada DC Plan	5.02(a)(i)(A)
Comcast Change in Control	8.04(c)(i)
Comcast Commuter Benefit Plans	6.04
Comcast Germany DC Plan	5.02(a)(i)(B)
Comcast Hong Kong DC Plan	5.02(a)(i)(D)
Comcast Ireland DC Plan	5.02(a)(i)(C)
Comcast Life Plan	5.06
Comcast Netherlands DC Plan	5.02(a)(i)(E)
Comcast Phantom Stock Unit Adjustment Formula	8.03(a)(ii)(B)(2)
Comcast Retained Employee Liabilities	2.01(a)(ii)
Comcast Retention Bonuses	7.03
Comcast RRA	5.04
Comcast RSU Adjustment Formula	8.01(a)(ii)(B)(2)
Comcast SAYE	6.07
Comcast UK DC Plan	5.02(a)(i)(F)
Excluded RSUs	8.01(a)(iii)(C)(2)
GE Pension Plan	5.03(b)
Leadership Life Plan	5.05
Legacy Payroll Corrections	9.02(c)
NBCU SERPs	5.03(a)(i)
Party/Parties	Preamble
Personnel Records	9.01
Separation Agreement	Recitals
SIC Plans	7.02(a)
SpinCo	Preamble
SpinCo Assumed Employee Liabilities	2.01(b)(ii)
SpinCo Change in Control	8.04(c)(ii)
SpinCo Employee Garnishment Orders	9.02(d)
SpinCo EOR	3.01(a)(i)
SpinCo Equity Plan	8.04(a)
SpinCo Germany DC Plan	5.02(a)(iii)(A)
SpinCo Hong Kong DC Plan	5.02(a)(iv)(A)
SpinCo Legacy Mirror Plan	5.08(a)(i)
SpinCo Phantom Stock Units	8.03(a)(i)(B)
SpinCo RSUs	8.01(a)(i)(B)
SpinCo Select Mirror Plan	5.08(a)(ii)
SpinCo UK DC Plan	5.02(a)(vii)
Vendor Contract	13.03(i)

Section 1.02.          Other Definitional and Interpretive Provisions. In this Agreement, unless the context clearly indicates otherwise:

(a)                words used in the singular include the plural and words used in the plural include the singular;

(b)                references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(c)                except as otherwise clearly indicated, reference to any gender includes the other gender;

(d)                the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)                reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)                 the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)                reference to any Contract or other document means such Contract or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)                reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(i)                 relative to the determination of any period of time, “from” means “from and including,” “to” means “to and including” and “through” means “through and including”;

(j)                 the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(k)                unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States;

(l)                 any capitalized term used in an Exhibit or Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement; and

(m)              the word “or” means “and/or” unless the context requires otherwise.

Article 2
General Allocation of Liabilities; Indemnification

Section 2.01.          Allocation of Employee-Related Liabilities.

(a)                Subject to the terms and conditions of this Agreement and except as otherwise expressly provided in this Agreement, effective as of no later than the Distribution Date, Comcast shall, or shall cause the applicable member of the Comcast Group to, assume and retain, and no member of the SpinCo Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any Comcast Participant (including, for the avoidance of doubt, any Former Comcast Employee) or any Comcast Plan, in each case, other than any SpinCo Assumed Employee Liabilities, (A) whether arising before, on or after the Distribution Date, (B) whether based on facts occurring before, on or after the Distribution Date and (C) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the Comcast Group pursuant to this Agreement (collectively, “Comcast Retained Employee Liabilities”). For the avoidance of doubt, all Comcast Retained Employee Liabilities are Comcast Liabilities for purposes of the Separation Agreement.

(b)                Subject to the terms and conditions of this Agreement and except as otherwise expressly provided in this Agreement, effective as of no later than the Distribution Date, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, assume, and no member of the Comcast Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any SpinCo Participant (including, for the avoidance of doubt, any Former SpinCo Employee) or any SpinCo Plan, in each case, (A) whether arising before, on or after the Distribution Date, (B) whether based on facts occurring before, on or after the Distribution Date and (C) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the SpinCo Group pursuant to this Agreement (collectively, “SpinCo Assumed Employee Liabilities”), including in the case of clause (i) above:

(A)             employment, separation or retirement agreements or arrangements, in each case to the extent applicable to any SpinCo Participant;

(B)              wages, salaries, equity compensation, incentive compensation, commissions, bonuses and other compensation payable to any SpinCo Participants, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses and other compensation are or may have been earned;

(C)              except as set forth in Section 3.07(c), severance, “no longer required” status, “garden leave” or any similar arrangement or similar termination-related pay or benefits applicable to any SpinCo Participant relating to the termination or alleged termination of such SpinCo Participant’s employment or service with the SpinCo Group or Comcast Group;

(D)             claims made by or with respect to any SpinCo Participant in connection with any employee benefit plan, program or policy, without regard to when such claim is in respect of;

(E)              workers’ compensation and unemployment compensation benefits for all SpinCo Participants;

(F)              change in control, transaction bonus, retention and stay bonuses payable to any SpinCo Participants;

(G)             any Applicable Law (including ERISA and the Code) to the extent related to participation by any SpinCo Participant in any Employee Plan;

(H)             any Actions, allegations, demands, assessments, settlements or judgments relating to or involving any SpinCo Participant (including those relating to labor and employment, wages, hours, overtime, employee classification, hostile workplace, civil rights, discrimination, harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, hiring practice and the payment and withholding of Taxes);

(I)                any costs or expenses incurred following the Distribution Date (1) in respect of administering or maintaining any SpinCo Plans or payroll or benefits administration for SpinCo Participants and (2) in connection with designing, establishing and adopting any SpinCo Plans or payroll or benefits administration for SpinCo Participants;

(J)                the SpinCo CBAs, including any grievances or arbitrations asserted thereunder and any unfair labor practice charges or representation cases related to any SpinCo Employees;

(K)             all costs relating to any compensation, benefits, severance or other employment-related costs in respect of SpinCo Inactive Employees following the Distribution Date; and

(L)              the employer portion of any employment, payroll or similar Taxes relating to any of the foregoing or any SpinCo Participant.

For the avoidance of doubt, all SpinCo Assumed Employee Liabilities are SpinCo Liabilities for purposes of the Separation Agreement.

Section 2.02.          Indemnification. For the avoidance of doubt, the provisions of Article 5 of the Separation Agreement shall apply to and govern the indemnification rights and obligations of the Parties with respect to the matters addressed by this Agreement.

Section 2.03.          No Duplicate Reimbursements. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither Party shall be required to reimburse the other Party for any amounts under this Agreement if and to the extent that such Party (or an applicable member of its Group) has otherwise previously reimbursed the other Party (or an applicable member of its Group) for such amounts pursuant to the Separation Agreement or any other Ancillary Agreement.

Article 3
Employees; Employee Agreements; TSA Employees

Section 3.01.          Transfers of Employment.

(a)                Except as provided in this Section 3.01, effective as of no later than the Distribution Date, (i) the employment of each SpinCo Employee (including for the sake of clarity, each SpinCo Inactive Employee), to the extent employed at such time (other than any SpinCo NLR Employees), will be transferred to or continued by, as applicable, (A) a member of the SpinCo Group or (B) solely with respect to applicable Non-U.S. SpinCo Participants, a third party engaged by a member of the SpinCo Group as an employer of record (each, a “SpinCo EOR”) and (ii) the employment of each Comcast Employee and each SpinCo NLR Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the Comcast Group. Before the Distribution Date, the Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.01(a) to occur no later than the Distribution Date.

(b)                To the extent required, each of the Parties hereto agrees to execute, and to use their reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01.

(c)                Effective as of the Benefits Commencement Date, (i) SpinCo shall adopt or maintain, and shall cause each member of the SpinCo Group or the SpinCo EOR, as applicable, to adopt or maintain, leave of absence programs and (ii) SpinCo shall honor, and shall cause each member of the SpinCo Group to honor, all terms and conditions of authorized leaves of absence which have been granted to any SpinCo Participant before the Distribution Date, including such leaves that are to commence on or after the Distribution Date.

Section 3.02.          Transfer of Delayed Transfer SpinCo Employees.

(a)                Effective as of the applicable Delayed Transfer Date, the employment of each applicable Delayed Transfer SpinCo Employee, to the extent employed by a member of the Comcast Group at such time, shall be transferred to a member of the SpinCo Group or a SpinCo EOR, as applicable. Following the Distribution Date, the Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.02(a) to occur in the manner contemplated by this Agreement or any other applicable Ancillary Agreement, including, to the extent (i) required by Applicable Law, (ii) required by any applicable Ancillary Agreement or (iii) otherwise determined by the Parties to be necessary or appropriate, by having the applicable Party (or an applicable member of its Group) make an offer of employment to such Delayed Transfer SpinCo Employee on terms and conditions of employment consistent with (A) this Agreement and (B) the terms and conditions of employment applicable to such employee as of the applicable Delayed Transfer Date.

(b)                Notwithstanding anything to the contrary herein, the provisions of Article 11 shall apply to and govern the rights and obligations of the Parties with respect to Delayed Transfer SpinCo Employees.

Section 3.03.          Employee Agreements.

(a)                With respect to any employment, retention, restrictive covenant, invention assignment or similar agreements with SpinCo Employees (other than any SpinCo NLR Employees) to which a member of the SpinCo Group is not a party and which do not otherwise transfer to a SpinCo Group member by operation of Applicable Law, (i) the Parties shall use reasonable best efforts to assign, effective no later than the Distribution Date, the applicable employment, retention, restrictive covenant, invention assignment or similar agreement, as applicable, to a member of the SpinCo Group in the applicable jurisdiction, and SpinCo shall, or shall cause a member of the SpinCo Group or a SpinCo EOR, as applicable, to assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the SpinCo Group and (ii) the Comcast Group shall cease to have any Liabilities or responsibilities with respect thereto. For the avoidance of doubt, to the extent any such agreements provide for any transfers or assignments of any Intellectual Property Rights, SpinCo (on behalf of itself and each applicable member of the SpinCo Group) hereby waives any right, title and interest in, to and under any such Intellectual Property Rights to the extent ownership thereof is allocated to the Comcast Group pursuant to the Separation Agreement.

(b)                With respect to any employment, retention, severance, restrictive covenant, invention assignment or similar agreements with Comcast Employees to which a member of the Comcast Group is not a party and which do not otherwise transfer to a Comcast Group member by operation of Applicable Law, the Parties shall use reasonable best efforts to assign, effective no later than the Distribution Date, the applicable employment, retention, severance, restrictive covenant, invention assignment or similar agreement, as applicable, to a member of the Comcast Group in the applicable jurisdiction and Comcast shall, or shall cause a member of the Comcast Group to, assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the Comcast Group and the SpinCo Group shall cease to have any Liabilities or responsibilities with respect thereto. For the avoidance of doubt, to the extent any such agreements provide for any transfers or assignments of any Intellectual Property Rights, Comcast (on behalf of itself and each applicable member of the Comcast Group) hereby waives any right, title and interest in, to and under any such Intellectual Property Rights to the extent ownership thereof is allocated to the SpinCo Group pursuant to the Separation Agreement.

(c)                From and after the Distribution Date, each of the Parties hereby agrees to comply with and honor any employment, services, retention or severance agreement between any member of the SpinCo Group or the Comcast Group, as the case may be, on the one hand, and any SpinCo Employee or Comcast Employee, respectively, on the other hand, and assumes responsibility for and, to the extent applicable, Comcast or the relevant member of the Comcast Group and SpinCo or the relevant member of the SpinCo Group, respectively, shall cease to be responsible for or to otherwise have any Liability in respect of, such agreements.

Section 3.04.          Labor Unions; Collective Bargaining Agreements.

(a)                To the extent required by Applicable Law or any Collective Bargaining Agreement, the Parties shall cooperate and consult in good faith to provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Contribution, the Distribution or any assignment, transfer or continuation of the employment of any employees as contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement.

(b)                From and after the Distribution Date, SpinCo or a member of the SpinCo Group shall (i) adopt and assume each SpinCo CBA, (ii) unless otherwise provided in this Agreement, assume and honor any obligations of the Comcast Group under or relating to any SpinCo CBAs as such obligations relate to SpinCo Employees as a successor to the Comcast Group (including, for the avoidance of doubt, by executing, and complying with its obligations under, any benefit trust fund arrangements contemplated by any SpinCo CBA) and (iii) recognize the works councils, labor unions and other employee representatives that are parties to such SpinCo CBAs. As of the Distribution Date, the Comcast Group shall have no further Liability under any SpinCo CBA with respect to SpinCo Employees, and SpinCo shall be solely responsible for any Liabilities relating to any Actions, claims, grievances or other proceedings by any labor union, works council or other employee representatives relating to any SpinCo Employees, which shall constitute SpinCo Assumed Employee Liabilities; provided that any compensation or benefits that were, prior to the Delayed Transfer Date, provided to Delayed Transfer SpinCo Employees in any jurisdiction under the SpinCo CBAs through Comcast Plans shall, to the extent that such compensation and benefits are still required to be provided under the SpinCo CBAs on and after the Delayed Transfer Date, be provided as mutually agreed with such works councils, labor unions and other employee representatives through the SpinCo Plans as set forth in this Agreement.

(c)                To the extent that, as of the Distribution Date, any Collective Bargaining Agreement covers both Comcast Employees and SpinCo Employees, the Parties shall cooperate in good faith, together with any labor organization or union that is or will be a party to such Collective Bargaining Agreement, to take all actions reasonably necessary to allocate the Collective Bargaining Agreement into (i) a SpinCo CBA covering SpinCo Employees and (ii) a Comcast CBA covering Comcast Employees, in each case, with terms and conditions that are, in all material respects, substantially similar to those applicable to the respective groups of employees immediately prior to the Distribution Date under the applicable Collective Bargaining Agreement (except as may be otherwise agreed among the Parties and the labor organization or union). The Parties shall reasonably cooperate and consult with one another in connection with the negotiation, implementation and effectiveness of such SpinCo CBAs and Comcast CBAs. Regardless of whether any such SpinCo CBAs and Comcast CBAs have been entered and executed, as of the Distribution Date, (A) the Comcast Group shall have no further Liability with respect to SpinCo Employees pursuant to any labor agreement or by operation of any labor law and (B) the SpinCo Group shall have no further Liability with respect to Comcast Employees pursuant to any labor agreement or by operation of any labor law.

(d)                To the extent that, prior to the Distribution Date, any new Collective Bargaining Agreement covering SpinCo Employees is negotiated or entered into with any works councils, labor unions or other employee representatives that are or will be a party to such Collective Bargaining Agreement, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, assume all Liabilities relating to, arising out of or in respect of such Collective Bargaining Agreement or negotiation thereof.

(e)                To the extent that, prior to the Distribution Date, any labor organization, works council, labor union or other employee representative seeks to become or becomes the exclusive bargaining representative of any group that includes SpinCo Employees

(whether such group is comprised of solely of SpinCo Employees or of a combination of SpinCo Employees and Comcast Employees), the Parties shall reasonably cooperate and consult with one another in connection with such matter; provided that, from and after the Distribution Date, each Party shall have the right to pursue its own labor relations strategy with respect to its own employees who may have been a part of such group.

Section 3.05.          Assignment of Specified Rights. To the extent permitted by Applicable Law and the applicable agreement, if any, effective as of no later than the Distribution Date, (i) Comcast hereby assigns, to the maximum extent possible, on behalf of itself and the Comcast Group, the SpinCo Specified Rights, to SpinCo (and SpinCo shall be a third-party beneficiary with respect thereto) and (ii) SpinCo hereby assigns, to the maximum extent possible, on behalf of itself and the SpinCo Group, the Comcast Specified Rights to Comcast (and Comcast shall be a third-party beneficiary with respect thereto).

Section 3.06.          Sponsored SpinCo Employees. The Parties shall, and shall cause the members of their respective Group to, cooperate in good faith with each other with respect to the process of obtaining work authorization for each Sponsored SpinCo Employee to work with SpinCo or a SpinCo Group member. The applicable member of the SpinCo Group shall be solely responsible for petitioning the applicable Governmental Authorities for the transfer of each Sponsored SpinCo Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit to, or the grant of a new visa or work permit by, any SpinCo Group member. The applicable member of the Comcast Group shall cooperate in good faith by providing the applicable member of the SpinCo Group with all reasonably necessary information and documentation in its possession to support such petitions. Each Party shall be responsible for any costs or expenses incurred by any member of its respective Group in connection with the foregoing. In the event that it is not legally permissible for a Sponsored SpinCo Employee to continue work with the SpinCo Group from and after the Distribution Date, the Parties shall cooperate in good faith to identify and agree upon any Sponsored SpinCo Employee who is deemed to be critical to the operations of the SpinCo Business and Comcast shall reasonably cooperate with SpinCo for such Sponsored SpinCo Employee to continue to be employed by a Comcast Group member and to provide for the services of such Sponsored SpinCo Employee to be made available exclusively to the SpinCo Group under an employee secondment or similar arrangement, with any costs incurred by the Comcast Group (including those relating to compensation and benefits in respect of such Sponsored SpinCo Employee) constituting SpinCo Assumed Employee Liabilities.

Section 3.07.          Termination-Related Liabilities.

(a)                Except as expressly contemplated by this Agreement, neither the Contribution, the Distribution nor any assignment, transfer or continuation of the employment or service of any employees or directors as contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement shall be deemed a termination of employment or service of any Comcast Participant or SpinCo Participant for purposes of this Agreement or any Comcast Award, SpinCo Award, Comcast Bonus Plan, Comcast Plan, SpinCo Plan, Comcast Equity Plan, SpinCo Equity Plan or any other employment, severance, retention, consulting or similar agreements, plans, policies or arrangements. Each of the Parties shall cooperate in good faith and use reasonable best efforts to avoid and mitigate, to the maximum extent practicable, the incurrence of any severance or other termination-related obligations (including by the provision of all appropriate notices, assurances and offers of employment and the assignment and assumption of obligations or undertakings with respect to employment, compensation, benefits, protections or other obligations) imposed upon either of the Parties by operation of Applicable Law in connection with the Contribution, the Distribution and any assignment, transfer or continuation of employment or service of any employees or directors contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement; provided that, for the avoidance of doubt, to the extent that any severance or other termination-related obligations are incurred by either of the Parties in connection with the Contribution, the Distribution or any assignment, transfer or continuation of employment or service of any employees or directors contemplated by this Agreement, the allocation of such liabilities shall be governed by Section 3.07(b).

(b)                Notwithstanding anything to the contrary in Section 2.01 and without limiting the generality of Section 3.07(a):

(i)                 in the event that any severance or other termination-related payments become payable in connection with the transfer or termination of employment of any Delayed Transfer SpinCo Employee, the SpinCo Group shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute SpinCo Assumed Employee Liabilities; and

(ii)               in the event that any severance or other termination-related payments become payable as a result of the transfer of the employment of a Comcast Employee or a SpinCo Employee on or before the Distribution Date contemplated by this Article 3 (including, for the avoidance of doubt, as a result of any Non-U.S. SpinCo Participant’s refusal to commence employment with a SpinCo EOR), the Comcast Group shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute Comcast Retained Employee Liabilities.

(c)                Notwithstanding anything to the contrary in this Agreement, the Comcast Group shall be responsible for all severance and other termination-related payments, whether arising under any employment, severance or similar agreement or any severance plan or policy (including any payments during any “no longer required (NLR)” or “garden leave” period) in respect of any (i) SpinCo Employee whose employment is terminated prior to the Distribution Date and any (ii) SpinCo NLR Employees, and such amounts shall constitute Comcast Retained Employee Liabilities. For the avoidance of doubt, any amounts payable pursuant to a negotiated resolution in respect of any Action against the Parties shall be allocated to the applicable Party in accordance with Article 2 hereof.

Section 3.08.          TSA Employees. Comcast shall determine the TSA Employees who shall perform the Services under the Transition Services Agreement. All labor and employment matters relating to any TSA Employees shall be within the exclusive control of Comcast or the applicable member of the Comcast Group, and no member of the SpinCo Group shall take any action affecting such matters. During the term of the Transition Services Agreement, all TSA Employees will be deemed for all compensation, employee benefits, tax and social security contribution purposes to be employees of the Comcast Group and not employees of the SpinCo Group. In providing the Services, the TSA Employees will be under the exclusive direction, control and supervision of the applicable member of the Comcast Group and not of any member of the SpinCo Group. Except with respect to the SpinCo Assets, or any other assets and materials made available by SpinCo in accordance with Section 2.08(b) of the Transition Services Agreement, and subject in all cases to Section 2.09 of the Transition Services Agreement, all procedures, methods, systems, strategies, tools, equipment, facilities and other resources of any member of the Comcast Group that are used by any member of the Comcast Group in connection with the provision of Services under the Transition Services Agreement (including any Intellectual Property Right whether existing or created in connection with the provision of the Services or otherwise) shall, as between the SpinCo Group and the Comcast Group, remain the property of the applicable member of the Comcast Group and shall at all times be under the sole direction and control of the applicable member of the Comcast Group.

Article 4
Plans

Section 4.01.          General; Plan Participation.

(a)                Except as otherwise expressly provided in this Agreement (including Section 5.03 and Section 5.08), effective as of 12:01 a.m., Eastern Time, on the Benefits Commencement Date, (i)(A) all SpinCo Participants (other than each SpinCo NLR Employee and any beneficiary, dependent or alternate payee of such individual) shall cease any participation in and benefit accrual under the Comcast Plans and (B) all members of the SpinCo Group shall cease to be participating employers under the Comcast Plans and shall have no further obligations with respect to any Comcast Plans and (ii) to the extent applicable, (A) all Comcast Participants shall cease any participation in and benefit accrual under the SpinCo Plans and (B) all members of the Comcast Group shall cease to be participating employers under the SpinCo Plans and shall have no further obligations with respect to any SpinCo Plans.

(b)                Subject to and in accordance with the terms of this Agreement, to the extent necessary to comply with its obligations under this Agreement or any other Ancillary Agreement, SpinCo or a member of the SpinCo Group shall adopt, or cause to be adopted, the SpinCo Plans for the benefit of SpinCo Participants to be effective from and after the Benefits Commencement Date. For the avoidance of doubt, any costs or expenses incurred in connection with the design, establishment and adoption of any SpinCo Plans shall constitute Comcast Retained Employee Liabilities, provided that, for the sake of clarity, any and all expenses relating to the maintenance or administration of the SpinCo Plans (whether incurred before, on or after the Benefits Commencement Date) shall constitute SpinCo Assumed Employee Liabilities.

(c)                Except as otherwise set forth in this Agreement, the Parties shall take all actions necessary to effectuate the provisions of this Section 4.01 and to cause (i) the applicable SpinCo Group member to have in effect the applicable SpinCo Plans no later than the Benefits Commencement Date, (ii) the applicable SpinCo Group member to assume or retain all Liabilities with respect to each SpinCo Plan and the applicable Comcast Group member to assume or retain all Liabilities with respect to each Comcast Plan, in each case, effective no later than the Distribution Date and (iii) all assets of any SpinCo Plan to be transferred to or retained by the applicable SpinCo Group member in the applicable jurisdiction and all assets of any Comcast Plan to be transferred to or retained by the applicable Comcast Group member in the applicable jurisdiction, in each case, effective no later than the Distribution Date.

(d)                For the avoidance of doubt, any requirement in this Agreement that the SpinCo Group will have established any applicable SpinCo Plan effective as of the Benefits

Commencement Date, or that any SpinCo Participant shall commence participation in any SpinCo Plan effective as of the Benefits Commencement Date, in each case shall be subject to the terms of the applicable SpinCo Plan.

Section 4.02.          Service Credit.

(a)                Except as set forth in Section 5.04, from and after the Benefits Commencement Date, to the extent permitted by Applicable Law, for purposes of determining eligibility to participate, vesting and benefit accrual under any SpinCo Plan in which a SpinCo Employee is eligible to participate on and following the Benefits Commencement Date, such SpinCo Employee’s service with any member of the Comcast Group or the SpinCo Group, as the case may be, prior to the Benefits Commencement Date shall be treated as service with the SpinCo Group, to the extent recognized by the Comcast Group or the SpinCo Group, as applicable, under an analogous Comcast Plan or SpinCo Plan, as applicable, prior to the Benefits Commencement Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

(b)                SpinCo shall, or shall cause a member of the SpinCo Group to, recognize prior service to the Comcast Group or the SpinCo Group for purposes of retirement eligibility under any SpinCo Plan (including, without limitation, the SpinCo Equity Plan), provided that SpinCo or a member of the SpinCo Group may determine, in its sole discretion, any additional conditions upon which any SpinCo Employee becomes retirement eligible under any SpinCo Plan; provided, however, that Comcast Awards converted to SpinCo Awards pursuant to Article 8 shall remain subject to the existing terms and conditions (including vesting, exercise schedules, forfeiture and post-termination vesting and exercise periods) as applicable to the corresponding Comcast Award as of immediately prior to the Distribution.

(c)                Notwithstanding anything to the contrary herein, unless otherwise required by Applicable Law, the SpinCo Plans covering New SpinCo Employees or any other individual who is externally hired by a member of the SpinCo Group following the Distribution Date (including any employee of the Comcast Group who applies for a position with the SpinCo Group after the Distribution Date) (which, for the avoidance of doubt, does not include any Delayed Transfer SpinCo Employees) will not be required to recognize such employee’s prior service with the Comcast Group (if any).

Article 5
Retirement Plans and Deferred Compensation Plans

Section 5.01.          401(k) Plan.

(a)                Effective as of the Benefits Commencement Date, SpinCo or another member of the SpinCo Group will adopt the SpinCo 401(k) Plan. The SpinCo 401(k) Plan will have terms and features (including employer contribution provisions) that are substantially similar to any of the Comcast 401(k) Plans (as determined by SpinCo in its sole discretion), except as may otherwise be mutually agreed between the Parties.

(b)                From and after the Distribution Date, the applicable member of the SpinCo Group shall be responsible for the administration of the SpinCo 401(k) Plan. From and after the Distribution Date, no member of the Comcast Group shall have any Liability or obligation (including any administration obligation) with respect to the SpinCo 401(k) Plan or any member of the SpinCo Group with respect to the SpinCo 401(k) Plan. A member of the SpinCo Group will be solely responsible for taking all necessary, reasonable and appropriate actions (including the submission of the SpinCo 401(k) Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the SpinCo 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(c)                Effective as of the Benefits Commencement Date, each SpinCo Participant who actively participates in the Comcast 401(k) Plans immediately prior to such date will (i) cease active participation in the Comcast 401(k) Plans and (ii) become eligible to participate in the SpinCo 401(k) Plan. For the avoidance of doubt, (A) all employee deferrals and employer contributions with respect to such active SpinCo Participants will be made to the SpinCo 401(k) Plan on and following the Benefits Commencement Date and (B) any SpinCo Participants who are inactive or former participants under the Comcast 401(k) Plans as of immediately prior to the Benefits Commencement Date will not become eligible to participate in the SpinCo 401(k) Plan in accordance with this Section 5.01(c) (and, for the avoidance of doubt, will continue participating under the Comcast 401(k) Plans, subject to the terms of the Comcast 401(k) Plans).

(d)                On or as soon as reasonably practicable following the Benefits Commencement Date (but not later than 180 days thereafter), the account balances (whether vested or unvested) and related participant loans of all SpinCo Participants who are active participants in the Comcast 401(k) Plans as of immediately prior to the Benefits Commencement Date and any associated Liabilities will be transferred from the Comcast 401(k) Plans to the SpinCo 401(k) Plan via a trust-to-trust transfer. The transfer of assets will be in cash or in kind (as determined by Comcast) and will be made in accordance with Applicable Law, including the Code and ERISA. For the avoidance of doubt, the account balances and loans of any SpinCo Participants who are inactive or former participants under the Comcast 401(k) Plans will not be transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(d) and will instead remain under the Comcast 401(k) Plans (and such inactive or former participants will not become eligible to participate in the SpinCo 401(k) Plan in accordance with Section 5.01(c)). Effective as of and following the time in which the applicable trust-to-trust transfer is complete, SpinCo and/or the SpinCo 401(k) Plan shall assume all Liabilities of Comcast under the Comcast 401(k) Plans with respect to all applicable participants in the Comcast 401(k) Plans whose account balances (whether vested or unvested) and loans were transferred to the SpinCo 401(k) Plan pursuant to this Section 5.01(d) and Comcast and the Comcast 401(k) Plans shall have no Liabilities to provide such participants with benefits under the Comcast 401(k) Plans following such transfer.

(e)                Effective as of the Benefits Commencement Date, with respect to SpinCo Participants who become eligible to participate in the SpinCo 401(k) Plan as of the Benefits Commencement Date in accordance with Section 5.01(c) (other than any Delayed Transfer SpinCo Employees), the Parties will cooperate in good faith to cause the SpinCo 401(k) Plan to recognize and maintain such SpinCo Participant’s elections (to the extent applicable and reasonable), including investment, deferral and payment form elections, beneficiary designations and the rights of alternate payees under qualified domestic relations orders in effect under the Comcast 401(k) Plans as of immediately prior to the Benefits Commencement Date, subject to the terms of the SpinCo 401(k) Plan and Applicable Law.

(f)                 All contributions to be made to a Comcast 401(k) Plan with respect to employee deferrals and employer contributions for SpinCo Participants who are active participants in such Comcast 401(k) Plan (other than any Delayed Transfer SpinCo Employees) as of immediately prior to the Benefits Commencement Date that relate to a time period ending on or prior to the Benefits Commencement Date, determined in accordance with the terms and provisions of the applicable Comcast 401(k) Plan and Applicable Law, shall be the responsibility of Comcast under such Comcast 401(k) Plan. Without limiting the generality of the immediately preceding sentence, (i) with respect to any 2025 annual retirement contribution to be made under a Comcast 401(k) Plan relating to any SpinCo Participants who are active participants in such Comcast 401(k) Plan as of immediately prior to the Benefits Commencement Date, the amount of such 2025 annual retirement contribution shall be (A) calculated in accordance with the terms of such Comcast 401(k) Plan based on such SpinCo Participant’s eligible earnings for the full year (i.e., for the one-year period preceding the Benefits Commencement Date), (B) paid by Comcast under such Comcast 401(k) Plan and (C) the account balances (whether vested or unvested) of all SpinCo Participants who are active participants in the Comcast 401(k) Plans as of immediately prior to the Benefits Commencement Date that remain under the Comcast 401(k) Plans after giving effect to this Section 5.01(f) will be transferred from the Comcast 401(k) Plans to the SpinCo 401(k) Plan via a trust-to-trust transfer as soon as reasonably practicable following the Benefits Commencement Date (but not later than 180 days thereafter) and (ii) subject to any agreement between the Parties made in accordance with Section 5.01(g) below, with respect to any 2025 annual retirement contribution to be made under a Comcast 401(k) Plan relating to any other eligible participant under such Comcast 401(k) Plan (other than those SpinCo Participants described in clause (i) of this Section 5.01(f)), the amount of such 2025 annual retirement contribution shall be calculated in accordance with the terms of such Comcast 401(k) Plan and shall be the responsibility of Comcast under such Comcast 401(k) Plan.

(g)                The Parties shall cooperate in good faith to determine the treatment of any contributions to be made to a Comcast 401(k) Plan or the SpinCo 401(k) Plan, as applicable, with respect to employee deferrals, matching contributions and employer contributions for Delayed Transfer SpinCo Employees, relating to a time period ending on or prior to the applicable Delayed Transfer Date.

(h)                Prior to the Benefits Commencement Date, the Parties shall cooperate in good faith to determine the allocation (if any) between the Comcast 401(k) Plans and the SpinCo 401(k) Plan of the forfeiture account balance under the respective Comcast 401(k) Plans outstanding as of immediately prior to the Benefits Commencement Date and, to the extent applicable, the mechanics for transferring the applicable allocable portion of such account from the applicable Comcast 401(k) Plan to the SpinCo 401(k) Plan.

Section 5.02.          Non-U.S. Defined Contribution Plans.

(a)                Without limiting the generality of Article 10 and subject to Applicable Law:

(i)                 as of the Distribution Date, the participation by each Non-U.S. SpinCo Participant who participates in any Non-U.S. Comcast Defined Contribution Plan that is sponsored or maintained by any member of the Comcast Group that is organized in (A) Canada (the “Comcast Canada DC Plan”), (B) Germany (the “Comcast Germany DC Plan”), (C) Ireland (the “Comcast

Ireland DC Plan”), (D) Hong Kong (the “Comcast Hong Kong DC Plan”), (E) the Netherlands (the “Comcast Netherlands DC Plan”) or (F) the United Kingdom (the “Comcast UK DC Plan”) shall terminate, in each case in accordance with, and subject to, the terms of the applicable Non-U.S. Comcast Defined Contribution Plan;

(ii)               as of the Distribution Date, Non-U.S. SpinCo Participants who participate in the Comcast Canada DC Plan shall be deemed to experience a termination of service with respect to the Comcast Canada DC Plan and such Non-U.S. SpinCo Participants’ account balances shall be treated in accordance with the terms of the Comcast Canada DC Plan;

(iii)             as of, or as soon as practicable following, the Distribution Date, (A) all insurance contracts and assets associated with Non-U.S. SpinCo Participants who participate in the Comcast Germany DC Plan shall be transferred to the applicable Non-U.S. SpinCo Defined Contribution Plan that is sponsored and maintained for the benefit of SpinCo Participants who are based in Germany (the “SpinCo Germany DC Plan”) in accordance with, and subject to, the terms of the Comcast Germany DC Plan and the SpinCo Germany DC Plan and (B) the SpinCo Germany DC Plan shall maintain the private pension arrangements (including employer contribution) that are substantially similar to the Comcast Germany DC Plan;

(iv)              as of, or as soon as practicable following, the Distribution Date, (A) SpinCo shall assume sponsorship of the Comcast Hong Kong DC Plan in accordance with the terms of the Comcast Hong Kong DC Plan and Applicable Law (such assumed plan, the “SpinCo Hong Kong DC Plan”) and (B) the SpinCo Hong Kong DC Plan, and each of the Liabilities thereunder, shall constitute SpinCo Assumed Employee Liabilities;

(v)                as of the Distribution Date, Non-U.S. SpinCo Participants who participate in the Comcast Ireland DC Plan shall be deemed to experience a termination of service with respect to the Comcast Ireland DC Plan and such Non-U.S. SpinCo Participants’ account balances shall be treated in accordance with the terms of the Comcast Ireland DC Plan;

(vi)              as of the Distribution Date, Non-U.S. SpinCo Participants who participate in the Comcast Netherlands DC Plan shall be deemed to experience a termination of service with respect to the Comcast Netherlands DC Plan and such Non-U.S. SpinCo Participants’ account balances shall be treated in accordance with the terms of the Comcast Netherlands DC Plan; and

(vii)            prior to the Benefits Commencement Date, Non-U.S. SpinCo Participants who participate in the Comcast UK DC Plan shall be given the opportunity to transfer account balances under the Comcast UK DC Plan, effective as of or as soon as practicable following the Benefits Commencement Date, to the applicable Non-U.S. SpinCo Defined Contribution Plan that is sponsored and maintained for the benefit of SpinCo Participants who are based in the United Kingdom (the “SpinCo UK DC Plan”) in accordance with, and subject to, the terms of the Comcast UK DC Plan and the SpinCo UK DC Plan; provided that, if such Non-U.S. SpinCo Participants do not elect to transfer assets held in the

Comcast UK DC Plan to the SpinCo UK DC Plan, such assets will remain in the Comcast UK DC Plan and shall constitute Comcast Retained Employee Liabilities.

(b)                Without limiting the generality of Section 5.02(a), from and after the Distribution Date, subject to Applicable Law, the Comcast Group shall have no further Liability in respect of any Non-U.S. SpinCo Participant’s participation in any Non-U.S. Defined Contribution Plan and no such Liability shall be treated as a Comcast Retained Employee Liability.

Section 5.03.          Non-Qualified Retirement Plans.

(a)                From and after the Distribution Date:

(i)                 the applicable member of the Comcast Group shall be responsible for the administration of each of the NBCU Media Supplemental Pension Plan and the NBCU Media Defined Contribution Supplemental Executive Retirement Plan (collectively, the “NBCU SERPs”);

(ii)               a member of the Comcast Group shall be responsible for taking all necessary, reasonable and appropriate actions to maintain and administer the NBCU SERPs, and no member of the SpinCo Group shall have any administration obligation with respect to the participation in the NBCU SERPs by the SpinCo Participants except as set forth in Section 5.03(c); and

(iii)             SpinCo Participants shall continue to be eligible to vest in benefits in respect of the NBCU SERPs, and each SpinCo Participant’s service to any member of the SpinCo Group shall be considered as service to the applicable member of the Comcast Group in respect of the applicable vesting provisions of the NBCU SERPs.

(b)                From and after the Distribution Date, the applicable member of the Comcast Group shall be responsible for the administration of, and reimbursements payable to General Electric Company in respect of, the General Electric Pension Plan (the “GE Pension Plan”). SpinCo shall reimburse the applicable member of the Comcast Group for the portion of such reimbursement payment or other expenses attributable to any SpinCo Participants in respect of the GE Pension Plan. A member of the Comcast Group shall be responsible for taking all necessary, reasonable and appropriate actions to maintain and administer the GE Pension Plan, and no member of the SpinCo Group shall have any administration obligation with respect to the participation in the GE Pension Plan by the SpinCo Participants except as set forth in Section 5.03(c).

(c)                From and after the Distribution Date, the Parties shall reasonably cooperate in good faith to effect the provisions of this Section 5.03, including with respect to the administration of benefits under the NBCU SERPs and GE Pension Plan. Without limiting the generality of the foregoing, SpinCo shall provide Comcast with timely information as to (i) the date on which the employment or service with the SpinCo Group of any SpinCo Participant who is a participant in the NBCU SERPs or GE Pension Plan terminates and (ii) the circumstances under which any such SpinCo Participant’s employment or service with the SpinCo Group terminates (i.e., whether such termination was for “cause,” with “good reason” or due to death or “disability”).

Section 5.04.          Retiree Health Care Benefits. Effective as of the Distribution Date, service credit accruals under the Comcast NBCUniversal Post-Retirement Health Care & Retiree Reimbursement Account Program (the “Comcast RRA”) shall be frozen for each SpinCo Employee. Notwithstanding the foregoing, SpinCo Employees shall be permitted to satisfy retirement eligibility requirements under the Comcast RRA following the Distribution Date (based on attaining the age requirements under the Comcast RRA following the Distribution Date at the time of his or her termination of employment with the SpinCo Group and subject to the satisfaction of the service requirements on or before the Distribution Date) and may claim such Comcast RRA benefit to the extent that (i) such SpinCo Employee is eligible to receive benefits under the terms of the Comcast RRA as of the date of such SpinCo Employee’s retirement and (ii) such SpinCo Employee is employed by a member of the SpinCo Group as of the date of such SpinCo Employee’s retirement. From and after the Distribution Date, Comcast shall continue to administer the Comcast RRA, including making benefit payments to SpinCo Employees in accordance with the terms of the Comcast RRA and this Section 5.04. The applicable member of the SpinCo Group shall reimburse the applicable member of the Comcast Group the amount of the benefits paid to the SpinCo Employees from and after the Distribution Date, which such amounts shall constitute SpinCo Assumed Employee Liabilities. In the event any SpinCo Employee who is entitled to such Comcast RRA benefit in accordance with this Section 5.04 retires or terminates employment with the SpinCo Group, SpinCo shall promptly notify Comcast of such retirement or termination, as applicable, in accordance with the procedures set forth in Section 13.01.

Section 5.05.          Leadership Life Plan. The Parties acknowledge and agree that, prior to the Distribution Date, the applicable member of the Comcast Group has provided each SpinCo Participant who actively participates in the NBCU Media Leadership Life Plan (the “Leadership Life Plan”) the option, effective as of the Distribution Date, to either (i) continue participation in the Leadership Life Plan at such SpinCo Participant’s sole expense or (ii) receive a distribution of such SpinCo Participant’s account balance under the Leadership Life Plan, in each case in accordance with the terms of the Leadership Life Plan. From and after the Distribution Date, the Comcast Group shall have no further Liability in respect of any SpinCo Participant’s participation in the Leadership Life Plan, and any such Liability shall be treated as a SpinCo Assumed Employee Liability.

Section 5.06.          Comcast Life Plan. Effective no later than the Distribution Date, each SpinCo Participant’s participation in the Comcast Employee Term Life, Dependents Term Life and Accidental Death and Dismemberment Plans for Grandfathered Employees (the “Comcast Life Plan”) shall terminate in accordance with the terms of the Comcast Life Plan. From and after the Distribution Date, (i) all Liabilities relating to, arising out of or resulting from any SpinCo Participant’s participation in the Comcast Life Plan incurred prior to the Benefits Commencement Date shall remain Liabilities of the Comcast Group and shall be deemed to be Comcast Retained Employee Liabilities and (ii) all Liabilities relating to, arising out of or resulting from any SpinCo Participant’s participation in the Comcast Life Plan incurred on or after the Benefits Commencement Date shall be retained or assumed by the applicable member of the SpinCo Group and shall constitute SpinCo Assumed Employee Liabilities and no such Liability shall be treated as a Comcast Retained Employee Liability.

Section 5.07.          Comcast DC Plans.

(a)                As of the Distribution Date:

(i)                 except as set forth in this Section 5.07 and Section 7.01(c), each SpinCo Employee who participates in a Comcast DC Plan shall cease active participation in such applicable Comcast DC Plan and shall be deemed to be an “Inactive Participant” (as defined in the applicable Comcast DC Plan), including, for the avoidance of doubt, with respect to (A) the applicable crediting rate provisions of each such Comcast DC Plan and (B) the provisions relating to Subsequent Deferral Elections for Inactive Participants (each as defined in the applicable Comcast DC Plan);

(ii)               all deferral elections by SpinCo Employees in effect as of the Distribution Date in respect of deferral accounts under the Comcast DC Plans shall remain in effect in accordance with their terms (and there shall be no change to the timing of deferral payments) and deferred amounts shall otherwise remain subject to the existing terms and conditions of the Comcast DC Plans; and

(iii)             all accounts of SpinCo Employees maintained under the Comcast DC Plans as of the Distribution Date shall constitute a Comcast Retained Employee Liability and Comcast shall maintain all Liabilities and administration obligations in respect of the Comcast DC Plans.

Section 5.08.          Legacy and Select Deferred Compensation Plans.

(a)                Effective as of the Distribution Date, SpinCo or another member of the SpinCo Group will adopt (i) a SpinCo Deferred Compensation Plan for the benefit of eligible SpinCo Participants that has terms and features that are substantially similar to the Comcast Legacy Deferral Plans, except as may otherwise be mutually agreed between the Parties (such SpinCo Deferred Compensation Plan, the “SpinCo Legacy Mirror Plan”), and (ii) a SpinCo Deferred Compensation Plan for the benefit of eligible SpinCo Participants that has terms and features that are substantially similar to the Comcast Select Deferral Plans, except as may otherwise be mutually agreed between the Parties (such SpinCo Deferred Compensation Plan, the “SpinCo Select Mirror Plan”). Unless otherwise determined by SpinCo, each of the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan shall be “frozen” to new participants and, except as set forth in Section 7.01(c), no contributions shall be permitted under either such SpinCo Deferred Compensation Plan except for in respect of 2025 Cash Bonuses, which, for the avoidance of doubt, shall be contributed to each applicable eligible SpinCo Participant’s account under the SpinCo Select Mirror Plan. For the avoidance of doubt, neither the SpinCo Legacy Mirror Plan nor the SpinCo Select Mirror Plan shall be a funded plan, and neither SpinCo nor any member of the SpinCo Group shall have any obligation to set aside any funds for the purpose of making payments under the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan, unless otherwise determined in the discretion of SpinCo following the Distribution Date.

(b)                Effective as of the Distribution Date, (i) the SpinCo Legacy Mirror Plan shall assume all Liabilities under the Comcast Legacy Deferral Plan relating to SpinCo Participants whose account balances (whether vested or unvested) were transferred to the SpinCo Legacy Mirror Plan or the SpinCo Select Mirror Plan pursuant to Section 5.08(e) and (ii) the SpinCo Select Mirror Plan shall assume all Liabilities under the Comcast Select Deferral Plan relating to SpinCo Participants whose account balances (whether vested or unvested) were transferred to the SpinCo Legacy Mirror Plan or the SpinCo Select Mirror Plan pursuant to Section 5.08(e), in each case, including all account balances and associated Liabilities (including those in respect of contributions made pursuant to Section 7.01(c)) and excluding, in each case, with respect to any Delayed Transfer SpinCo Employee.

(c)                Effective as of the Distribution Date:

(i)                 each SpinCo Participant who actively participates in either the Comcast Legacy Deferral Plans or the Comcast Select Deferral Plans immediately prior to the Distribution Date will cease active participation in the Comcast Legacy Deferral Plans and the Comcast Select Deferral Plans, as applicable;

(ii)               each SpinCo Participant who was an active participant in the Comcast Legacy Deferral Plans prior to the Distribution Date will become eligible to participate in the SpinCo Legacy Mirror Plan as of the Distribution Date; and

(iii)              each SpinCo Participant who was an active participant in the Comcast Select Deferral Plans prior to the Distribution Date will become eligible to participate the SpinCo Select Mirror Plan.

For the avoidance of doubt, on and following the Distribution Date, (A) all existing deferral elections by SpinCo Participants with respect to the timing of payments under Comcast Legacy Deferral Plans or the Comcast Select Deferral Plans, as applicable, shall remain in effect with respect to the SpinCo Legacy Deferral Plans or the SpinCo Select Deferral Plans, as applicable, until such time as a valid re-deferral election is made and (B) any SpinCo Participants who are inactive or former participants under the Comcast Legacy Deferral Plans or the Comcast Select Deferral Plans, as applicable, as of immediately prior to the Distribution Date will not become eligible to participate in the SpinCo Deferred Compensation Plans in accordance with this Section 5.08(c) (and, for the avoidance of doubt, will continue to participate in the Comcast Legacy Deferral Plans or the Comcast Select Deferral Plans, as applicable).

(d)                From and after the Distribution Date, the applicable member of the SpinCo Group shall be responsible for the administration of the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan and, except as set forth in Section 5.08(e), no member of the Comcast Group shall have any Liability or obligation (including any administration obligation) with respect to the SpinCo Legacy Mirror Plan or the SpinCo Select Mirror Plan. A member of the SpinCo Group shall be responsible for taking all necessary, reasonable and appropriate actions to establish, maintain and administer the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan.

(e)                On or as soon as reasonably practicable following the Distribution Date (but not later than 180 days thereafter), the account balances (whether vested or unvested) of all SpinCo Participants (excluding any SpinCo Employee who has received notice that such SpinCo Employee’s employment will be terminated or any SpinCo NLR Employee) that are active participants in the Comcast Legacy Deferral Plan and Comcast Select Deferral Plan, as applicable, as of immediately prior to the Distribution Date and any associated Liabilities will be transferred from the Comcast Legacy Deferral Plan and Comcast Select Deferral Plan to the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan, respectively. For the avoidance of doubt, the account balances of any SpinCo Participants who are inactive or former participants under the Comcast Legacy Deferral Plan or Comcast Select Deferral Plan, as applicable, will not be transferred to the SpinCo

Legacy Mirror Plan and the SpinCo Select Mirror Plan pursuant to this Section 5.08(e) and will instead remain under the Comcast Legacy Deferral Plan or Comcast Select Deferral Plan, as applicable (and such inactive or former participants will not become eligible to participate in the SpinCo Legacy Mirror Plan or the SpinCo Select Mirror Plan in accordance with Section 5.08(c)). Effective as of and following the Distribution Date, Comcast and the Comcast Legacy Deferral Plan and Comcast Select Deferral Plan shall have no Liabilities with respect to, obligation to provide benefits under, or obligation to administer, the Comcast Legacy Deferral Plan and Comcast Select Deferral Plan following such transfer, in each case with respect to SpinCo Participants. Comcast shall use commercially reasonable efforts to limit to five Business Days the duration of any “blackout period” imposed in connection with each transfer of account balances from the Comcast Legacy Deferral Plans and Comcast Select Deferral Plans to the SpinCo Legacy Mirror Plan and the SpinCo Select Mirror Plan, respectively.

Article 6
Health and Welfare Benefit Plans; Sharesave Plan; De Minimis

Reimbursements; Paid Time Off

Section 6.01.          Health and Welfare Benefit Plans.

(a)                Except (i) as set forth in Section 6.03, (ii) with respect to any Comcast H&W Plans maintained for the sole benefit of any Non-U.S. SpinCo Participants located in China or (iii) as may be otherwise mutually agreed between the Parties, effective as of 12:01 a.m., Eastern Time, on the Benefits Commencement Date, SpinCo or another member of the SpinCo Group shall provide all health and welfare benefits under SpinCo H&W Plans to SpinCo Participants and, to the extent necessary, establish certain SpinCo H&W Plans having terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to the terms and features of the corresponding Comcast H&W Plans in which such SpinCo Participants participated prior to the Benefits Commencement Date.

(b)                Without limiting the generality of Section 4.01, (i) effective as of the Benefits Commencement Date, SpinCo Participants shall cease to actively participate in the Comcast H&W Plans, (ii) effective as of the Benefits Commencement Date, SpinCo shall cause SpinCo Participants to be enrolled in and covered by each SpinCo H&W Plan in accordance with each SpinCo Participant’s participation elections and designations (including coverage and contribution elections and beneficiary designations, continuation coverage and conversion elections) made prior to the Benefits Commencement Date and (iii) SpinCo shall use reasonable best efforts to cause the SpinCo H&W Plans to recognize all qualified medical child support orders and other orders issued by courts of competent jurisdiction in effect with respect to SpinCo Participants as of immediately prior to the Benefits Commencement Date under the corresponding Comcast H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable, subject to the terms of the applicable SpinCo H&W Plan.

(c)                Subject to the terms of the applicable SpinCo H&W Plan and to the extent permitted by Applicable Law, SpinCo shall use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to SpinCo Participants under any SpinCo H&W Plan in which any such SpinCo Participant may be eligible to participate on or after the Benefits Commencement Date to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such SpinCo Participant under the corresponding Comcast H&W Plans and (ii) credit SpinCo Participants under any applicable SpinCo H&W Plan for any coinsurance or deductibles paid under any corresponding Comcast H&W Plan prior to the date such SpinCo Participant becomes a participant in such applicable SpinCo H&W Plan, if any, with respect to the calendar year in which such participation commences. Such credit, if any, shall be given for the purpose of satisfying any applicable coinsurance or deductible requirements under any of the applicable SpinCo H&W Plans in which such SpinCo Participant is eligible to participate after the Benefits Commencement Date.

(d)                Neither the transfer nor other movement of employment or service from any member of the Comcast Group to any member of the SpinCo Group or from any member of the SpinCo Group to the Comcast Group, as the case may be, at any time before the Benefits Commencement Date shall constitute or be treated as a “status change” under the Comcast H&W Plans or the SpinCo H&W Plans.

Section 6.02.          Health and Welfare Benefit Plan Claims.

(a)                Except as otherwise expressly provided in this Agreement, (i) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by any SpinCo Participant under the Comcast H&W Plans shall remain Liabilities of the Comcast Group and shall be deemed to be Comcast Retained Employee Liabilities and (ii) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by any SpinCo Participant under the SpinCo H&W Plans shall be Liabilities of the SpinCo Group, and no portion of such Liabilities shall be treated as a Comcast Retained Employee Liability.

(b)                Notwithstanding anything to the contrary in Section 2.01 or Section 6.02(a), any long-term disability benefit Liabilities in respect of individuals who are SpinCo Inactive Employees and receiving long-term disability benefits under a Comcast H&W Plan as of the Distribution Date shall be retained or assumed by the respective Comcast H&W Plans and no portion of the Liability shall be treated as a SpinCo Assumed Employee Liability. For the avoidance of doubt, if a SpinCo Inactive Employee is on short-term disability as of the Distribution Date due to an event or condition that occurred prior to the Distribution Date, such SpinCo Inactive Employee shall remain a SpinCo Employee and, to the extent such SpinCo Employee subsequently becomes entitled to receive long-term disability benefits under the Comcast H&W Plans as a result of such event or condition prior to returning to active service with the SpinCo Group, Comcast shall be required to provide such benefits under a Comcast H&W Plan.

(c)                For purposes of Section 6.02(a), (i) a medical, dental or vision benefit claim shall be “incurred” when the relevant service is provided or item purchased, (ii) life insurance, accidental death and dismemberment and business travel accident insurance claims shall be “incurred” upon the occurrence of the event giving rise to such claim and (iii) other benefit claims shall be “incurred” when any relevant benefit or payment is required to be provided or paid to the SpinCo Participant or Comcast Participant, as applicable, regardless of the time of the circumstance or event giving rise to such claims.

Section 6.03.          Flexible Spending Accounts. As of the Benefits Commencement Date, each SpinCo Participant under the Comcast FSAs who has elected to participate therein in the year in which the Benefits Commencement Date occurs shall not be permitted to make additional contributions to the Comcast FSAs. Such SpinCo Participants will be permitted to submit claims to the applicable member of the Comcast Group with respect to eligible expenses under the Comcast FSAs through March 31, 2026 (or March 31 of the year following the Delayed Transfer Date, if applicable and to the extent permitted by the terms of the Comcast FSAs) after which date all the account balances of SpinCo Participants will be forfeited in accordance with the terms of the Comcast FSAs. For the avoidance of doubt, notwithstanding Section 6.01(a), SpinCo shall not be required to establish or designate flexible spending accounts for health and dependent care expenses under Sections 125 and 129 of the Code.

Section 6.04.          Commuter Benefits. As of the Distribution Date, each SpinCo Participant who has elected to participate in any commuter benefit plan sponsored and maintained by any member of the Comcast Group (the “Comcast Commuter Benefit Plans”) shall terminate participation in such Comcast Commuter Benefit Plan. The balances under the Comcast Commuter Benefit Plans, if any, shall remain outstanding and available for use by such SpinCo Participants in accordance with the terms of such Comcast Commuter Benefit Plans. For the avoidance of doubt, notwithstanding Section 6.01(a), SpinCo shall not be required to establish or designate any commuter benefit plan for the benefit of any SpinCo Participant.

Section 6.05.          Workers’ Compensation Liabilities. Notwithstanding anything to the contrary in the Separation Agreement, from and after the Distribution Date, all workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any SpinCo Participant that results from an accident or an occupational disease shall be assumed by SpinCo and shall constitute SpinCo Assumed Employee Liabilities. Without limiting the generality of the foregoing, to the extent any workers’ compensation claim relates to, arises out of or results from any act, circumstance, occurrence or incident that arises prior to the Distribution Date and relates to the SpinCo Business, and such claim is discovered after the Distribution Date but is potentially covered by a Comcast Insurance Policy written on an “occurrence” basis in effect prior to the Distribution Date, the provisions of Section 4.11(b) of the Separation Agreement shall apply to and govern the rights and obligations of the Parties with respect to such workers’ compensation claim.

Section 6.06.          COBRA.

(a)                The Comcast Group shall administer the Comcast Group’s compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the Comcast H&W Plans with respect to SpinCo Participants who incur a COBRA “qualifying event” occurring before the Benefits Commencement Date, and any Liabilities related thereto shall constitute Comcast Retained Employee Liabilities.

(b)                SpinCo shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at SpinCo’s expense, compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the SpinCo H&W Plans with respect to SpinCo Participants who incur a COBRA “qualifying event” that occurs at any time on or after the Benefits Commencement Date.

(c)                The Parties intend and agree that neither the Contribution, the Distribution, nor any assignment, transfer or continuation of the employment of any employee prior to the Distribution Date as contemplated by this Agreement, the Separation Agreement or any other Ancillary Agreement shall constitute a COBRA “qualifying event” for any purpose of COBRA, and the Parties shall cooperate in good faith to give effect to such intent.

Section 6.07.          Comcast Sharesave Plan. Notwithstanding the terms of the Comcast Corporation 2019 Omnibus Sharesave Plan or any sub-plans thereunder (together, the “Comcast SAYE”) and subject to Applicable Law, (i) each SpinCo Participant shall cease participation in the Comcast SAYE immediately following the close of business on the Distribution Date and (ii) notwithstanding anything to the contrary in Section 8.02, no adjustment to the purchase price of the options to acquire Comcast Class A Common Stock under the Comcast SAYE will be made in connection with or following the Distribution.

Section 6.08.          De Minimis Fringe Benefits and Reimbursements. Effective as of no later than the Benefits Commencement Date, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, assume, and no member of the Comcast Group shall have any further obligation with respect to, any Liabilities in respect of fringe benefits or reimbursable expenses that are less than $25,000 (determined on a per item basis) incurred by or relating to any SpinCo Participant and are eligible for payment or reimbursement under any Comcast Plan or expense reimbursement policy or procedure, including, without limitation, short-term disability benefits payable in arrears, adoption assistance, tuition reimbursement, outplacement services or other similar de minimis reimbursements payable to any SpinCo Participant in accordance with any Comcast Plan, in each case, (A) whether such expenses are incurred before, on or after the Benefits Commencement Date and (B) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract. For the avoidance of doubt, any such Liabilities shall be treated as SpinCo Assumed Employee Liabilities.

Section 6.09.          Accrued Paid Time Off. The Comcast Group shall have no Liability in respect of any vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off with respect to SpinCo Participants that is accrued and unused as of the Distribution Date and any such Liability shall be treated as a SpinCo Assumed Employee Liability.

Article 7
Cash Incentive Compensation; Retention Bonuses

Section 7.01.          Annual Cash Bonuses.

(a)                Each SpinCo Participant (including, for the avoidance of doubt, any Delayed Transfer SpinCo Employee) who was a participant in any Comcast Bonus Plans for calendar year 2025 will remain eligible to receive a cash bonus with respect to calendar year 2025 in accordance with the terms of the applicable Comcast Bonus Plan based on actual achievement of the applicable performance goals through the end of such performance year, as determined by the Comcast CHC Committee or the appropriate committee or delegate thereof in accordance with the terms of the applicable Comcast Bonus Plan (the “2025 Cash Bonuses”); provided, however, that the SpinCo compensation committee or the appropriate committee or delegate thereof shall provide Comcast with each SpinCo Participant’s individual bonus allocation in respect of 2025 Cash Bonuses (other than any SpinCo NLR Employee).

(b)                The applicable member of the Comcast Group shall pay to each SpinCo Participant such SpinCo Participant’s 2025 Cash Bonuses at such time as 2025 Cash

Bonuses are generally paid to Comcast Participants and the aggregate amount of all 2025 Cash Bonuses payable to SpinCo Participants (plus the employer portion for any payroll, employment or similar taxes thereon) shall constitute a Comcast Retained Employee Liability; provided, however, that, if requested by Comcast with respect to Non-U.S. SpinCo Participants, (i) a member of the SpinCo Group or a SpinCo EOR, as applicable, will distribute, through the payroll of the member of the SpinCo Group or SpinCo EOR, as applicable, 2025 Cash Bonus payments to the SpinCo Participants identified by Comcast and (ii) as soon as practicable following the date that such 2025 Cash Bonus is paid to the applicable SpinCo Participant, the applicable member of the Comcast Group will reimburse to the applicable member of the SpinCo Group or the applicable SpinCo EOR all amounts payable in respect of such 2025 Cash Bonus paid by the SpinCo Group, including all applicable withholdings.

(c)                Notwithstanding anything to the contrary herein, the 2025 Cash Bonuses shall be eligible for deferral by each SpinCo Participant under any Comcast Deferred Compensation Plan (or, if applicable, the SpinCo Select Mirror Plan) in which such SpinCo Participant is an active participant as of the Distribution Date in accordance with, and subject to the terms and conditions of, the applicable Comcast Deferred Compensation Plan and any applicable deferral election in effect thereunder.

(d)                Notwithstanding anything to the contrary herein, any cash bonuses for SpinCo Participants in respect of calendar year 2026 will be the sole responsibility of SpinCo and Comcast shall have no Liability with respect to such bonuses.

(e)                Notwithstanding anything to the contrary in the Comcast 401(k) Plans, the Comcast ESPP or the Comcast SAYE, none of the 2025 Cash Bonuses or the Accrued Commissions payable to SpinCo Participants (other than Former SpinCo Employees and Delayed Transfer SpinCo Employees, as applicable) shall be eligible for deferral or contribution under the Comcast 401(k) Plans or the Comcast SAYE or contributed to any SpinCo Participant’s Account pursuant to a Payroll Deduction (each as defined in the Comcast ESPP) under the Comcast ESPP.

Section 7.02.          Advertisement Sales Commission.

(a)                As of the Distribution Date, other than as set forth in Section 7.02(b) and notwithstanding anything to the contrary in any sales incentive and commission plans maintained by any member of the Comcast Group (the “SIC Plans”), all unpaid commissions earned or accrued under the SIC Plans (plus the employer portion for any payroll, employment or similar taxes thereon) (the “Accrued Commissions”) shall constitute a Comcast Retained Employee Liability; provided, however, that, if requested by Comcast with respect to Non-U.S. SpinCo Participants, (i) a member of the SpinCo Group or a SpinCo EOR, as applicable, will distribute, through the payroll of the member of the SpinCo Group or SpinCo EOR, as applicable, Accrued Commissions payments to the SpinCo Participants identified by Comcast and (ii) as soon as practicable following the date that such Accrued Commissions are paid to the applicable SpinCo Participant, the applicable member of the Comcast Group will reimburse to the applicable member of the SpinCo Group or the applicable SpinCo EOR all amounts payable in respect of such Accrued Commissions paid by the SpinCo Group, including all applicable withholdings.

(b)                Notwithstanding anything to the contrary herein, the Accrued Commissions shall be eligible for deferral by each SpinCo Participant under any Comcast

Deferred Compensation Plan in which such SpinCo Participant is an active participant as of the Distribution Date in accordance with, and subject to the terms and conditions of, the applicable Comcast Deferred Compensation Plan and any applicable deferral election in effect thereunder.

Section 7.03.          Retention Bonuses. Each cash award that is subject to time-based vesting conditions (such awards, the “Comcast Retention Bonuses”) that is outstanding as of the Distribution Date held by any SpinCo Participant, together with the employer portion of any payroll taxes associated therewith, shall constitute a Comcast Retained Employee Liability; provided that the Comcast Retention Bonuses payable to any SpinCo Participant on or after the Distribution Date shall be paid by the applicable member of the SpinCo Group at such time as Comcast Retention Bonuses are normally paid in accordance with their existing terms by the applicable member of the Comcast Group.

Article 8
Treatment of Outstanding Equity Incentive Awards

Section 8.01.          Restricted Stock Units.

(a)                Effective as of immediately prior to the Distribution, on the Distribution Date:

(i)                 except as set forth in Section 8.01(a)(iii), each Comcast RSU (whether vested or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SpinCo Participant (other than a Former SpinCo Employee) shall be converted into an award of time-based restricted share units with respect to SpinCo Class A Common Stock (“SpinCo RSUs”), with the number of shares of SpinCo Class A Common Stock subject to such SpinCo RSU being determined by multiplying (1) the number of shares of Comcast Class A Common Stock subject to the corresponding Comcast RSU immediately prior to the Distribution by (2) the SpinCo Concentration Ratio, rounded down to the nearest whole share of SpinCo Class A Common Stock, and each such SpinCo RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules) as applied to the corresponding Comcast RSU as of immediately prior to the Distribution; provided, for the avoidance of doubt, that such SpinCo RSUs shall constitute SpinCo Assumed Employee Liabilities;

(ii)               each Comcast RSU (whether vested or unvested) that is (A) outstanding as of immediately prior to the Distribution and (B) held by a Comcast Participant or Former SpinCo Employee shall be converted into an award of adjusted Comcast RSUs (the “Adjusted Comcast RSUs”), with the number of shares of Comcast Class A Common Stock subject to such Adjusted Comcast RSU being determined by multiplying (1) the number of shares of Comcast Class A Common Stock subject to the corresponding Comcast RSU immediately prior to the Distribution by (2) the Comcast Concentration Ratio, rounded down to the nearest whole share of Comcast Class A Common Stock (the “Comcast RSU Adjustment Formula”), and each such Adjusted Comcast RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding Comcast RSU as of immediately prior to the Distribution (taking into account any adjustment of performance goals for any Comcast RSU that is subject to performance-vesting conditions); and

(iii)             each Comcast RSU that is (A) outstanding as of immediately prior to the Distribution, (B) held by a SpinCo Participant and (C) either (1) scheduled to be settled into shares of Comcast Class A Common Stock in the period between the Distribution Date and March 3, 2026 or (2) subject to a valid deferral election (the “Excluded RSUs”) shall be converted into an award of Adjusted Comcast RSUs in accordance with the Comcast RSU Adjustment Formula, and each such Adjusted Comcast RSU shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding Comcast RSU as of immediately prior to the Distribution; provided, for the avoidance of doubt, that service provided to the SpinCo Group by a SpinCo Participant following the Distribution Date shall count for purposes of satisfying the service-based vesting conditions with respect to such Adjusted Comcast RSUs.

Section 8.02.          Stock Options.

(a)                Effective as of immediately prior to the Distribution, on the Distribution Date, each Comcast Option that is or was previously subject only to time-vesting conditions that is outstanding and unexercised as of immediately prior to the Distribution (whether vested or unvested and whether held by a SpinCo Participant or a Comcast Participant) shall become an “Adjusted Comcast Option.” The number of shares of Comcast Class A Common Stock subject to such Adjusted Comcast Option shall be determined by multiplying (i) the number of shares of Comcast Class A Common Stock subject to such Comcast Option as of immediately prior to the Distribution by (ii) the Comcast Concentration Ratio, rounded down to the nearest whole share. The exercise price per share applicable to such Adjusted Comcast Option shall be determined by dividing (1) the exercise price per share applicable to the corresponding Comcast Option as of immediately prior to the Distribution by (2) the Comcast Concentration Ratio, rounded up to the nearest whole cent. Each such Adjusted Comcast Option shall otherwise remain subject to the same terms and conditions (including vesting, exercise schedules, forfeiture and post-termination vesting and exercise periods) as applicable to the corresponding Comcast Option as of immediately prior to the Distribution; provided, for the avoidance of doubt, that service provided to the SpinCo Group by a SpinCo Participant following the Distribution Date shall count for purposes of satisfying the service-based vesting conditions with respect to such Adjusted Comcast Option.

(b)                From and after the Distribution, the SpinCo Group shall cooperate with Comcast in order to effectuate the provisions of Section 8.02(a), including by providing Comcast with timely information as to (i) the date on which any SpinCo Participant’s employment or service with the SpinCo Group terminates, (ii) the circumstances under which any SpinCo Participant’s employment or service with the SpinCo Group terminates (i.e., whether such termination was for “cause,” with “good reason,” or due to death or “disability” (as each such term is defined in the applicable award agreement)) and (iii) any action or inaction by a SpinCo Participant following such termination or employment or service pursuant to which Comcast would, pursuant to the terms of the applicable award agreement, be entitled to cause the forfeiture of a Comcast Option.

(c)                Notwithstanding anything to the contrary in this Section 8.02, the exercise price, the number of shares of Comcast Class A Common Stock and the terms and conditions of exercise applicable to any Adjusted Comcast Option, as the case may be, shall be determined in a manner consistent with the requirements of Section 409A.

Section 8.03.          Phantom Stock Units.

(a)                Effective as of immediately prior to the Distribution, on the Distribution Date:

(i)                 except as set forth in Section 8.03(a)(iii), each Comcast Phantom Stock Unit that is (A) outstanding as of immediately prior to the Distribution and (B) held by a SpinCo Participant (other than a Former SpinCo Employee) shall be converted into a time-based phantom stock unit award with respect to SpinCo Class A Common Stock (“SpinCo Phantom Stock Units”), with the number of shares of SpinCo Class A Common Stock subject to such SpinCo Phantom Stock Units being determined by multiplying (1) the number of shares of Comcast Class A Common Stock subject to such Comcast Phantom Stock Unit immediately prior to the Distribution by (2) the SpinCo Concentration Ratio, rounded down to the nearest whole share of SpinCo Class A Common Stock, and each such SpinCo Phantom Stock Unit shall be payable in cash and shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules) as applied to the corresponding Comcast Phantom Stock Unit as of immediately prior to the Distribution; provided, for the avoidance of doubt, that such SpinCo Phantom Stock Units shall constitute SpinCo Assumed Employee Liabilities;

(ii)               each Comcast Phantom Stock Unit that is (A) outstanding as of immediately prior to the Distribution and (B) held by a Comcast Participant or Former SpinCo Employee shall be converted into an award of adjusted Comcast Phantom Stock Units (the “Adjusted Comcast Phantom Stock Units,” and together with the Adjusted Comcast RSUs and the Adjusted Comcast Options, the “Adjusted Comcast Awards”), with the number of shares of Comcast Class A Common Stock subject to such Adjusted Comcast Phantom Stock Unit being determined by multiplying (1) the number of shares of Comcast Class A Common Stock subject to such Comcast Phantom Stock Unit immediately prior to the Distribution by (2) the Comcast Concentration Ratio, rounded down to the nearest whole share of Comcast Class A Common Stock (the “Comcast Phantom Stock Unit Adjustment Formula”), and each such Adjusted Comcast Phantom Stock Unit shall be payable in cash and shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding Comcast Phantom Stock Unit as of immediately prior to the Distribution; and

(iii)             each Comcast Phantom Stock Unit that is (A) outstanding as of immediately prior to the Distribution, (B) held by a SpinCo Participant (other than a Former SpinCo Employee) and (C) scheduled to be settled in the period between the Distribution Date and March 3, 2026 shall be converted into an award of Adjusted Comcast Phantom Stock Units in accordance with the Comcast Phantom Stock Unit Adjustment Formula, and each such Adjusted Comcast Phantom Stock Unit shall otherwise remain subject to the same terms and conditions (including vesting and payment schedules and, if applicable, deferral elections) as applied to the corresponding Comcast Phantom Stock Units as of immediately prior to the Distribution; provided, for the avoidance of doubt, that service provided to the SpinCo Group by a SpinCo Participant following the Distribution Date shall count for purposes of satisfying the service-based vesting conditions with respect to such Adjusted Comcast Phantom Stock Units.

Section 8.04.          Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)                Effective on or before the Distribution Date, SpinCo shall adopt an equity incentive compensation plan for the benefit of eligible SpinCo Participants (as may be amended from time to time and together with any successor plan, the “SpinCo Equity Plan”). Prior to the Distribution Date, each of the Parties shall take any actions necessary to give effect to the transactions contemplated by this Article 8, including, in the case of SpinCo, the reservation, issuance and listing of shares of SpinCo Class A Common Stock as is necessary to effectuate the transactions contemplated by this Article 8. From and after the Distribution Date, (i) SpinCo shall retain the SpinCo Equity Plan and all Liabilities thereunder shall constitute SpinCo Assumed Employee Liabilities and (ii) Comcast shall retain the Comcast Equity Plans and all Liabilities thereunder shall constitute Comcast Retained Employee Liabilities. From and after the Distribution Date, (A) all Adjusted Comcast Awards, regardless of by whom held, shall be granted under and subject to the terms of the Comcast Equity Plans and shall be settled by Comcast and (B) all SpinCo Awards, regardless of by whom held, shall be granted under and subject to the terms of the SpinCo Equity Plan and shall be settled by SpinCo.

(b)                From and after the Distribution, for purposes of the Comcast Awards converted into SpinCo Awards or Adjusted Comcast Awards pursuant to this Article 8, (i) a SpinCo Employee’s employment with or service to any member of the SpinCo Group and/or Comcast Group, as applicable, shall be treated as employment with and service to the SpinCo Group and/or the Comcast Group, as applicable, (ii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such Adjusted Comcast Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the Comcast Equity Plans or award agreements applicable to the holder of such Adjusted Comcast Award and (iii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such SpinCo Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the SpinCo Equity Plan or award agreement applicable to the holder of such SpinCo Award.

(c)                From and after the Distribution, (i) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted Comcast Award contained in any applicable award agreement, employment or services agreement or the Comcast Equity Plans shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the Comcast Equity Plans (a “Comcast Change in Control”) and (ii) any reference to a “change in control,” “change of control” or similar term applicable to any SpinCo Award contained in any applicable award agreement, employment or services agreement or the SpinCo Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the SpinCo Equity Plan (a “SpinCo Change in Control”).

(d)                For the avoidance of doubt, except as expressly provided in this Article 8 or Section 11.05, neither the Contribution, the Distribution nor any assignment, transfer or continuation of the employment or service of employees or directors as contemplated by Article 3 shall be (i) deemed a termination of employment or service of any SpinCo Participant or Comcast Participant for purposes of any Comcast Award or SpinCo Award or (ii) treated as a Comcast Change in Control or SpinCo Change in Control for purposes of the Comcast Equity Plans or the SpinCo Equity Plan, respectively, any applicable award agreements for a Comcast Award, Adjusted Comcast Award or SpinCo Award outstanding thereunder or any other applicable employment- or service-related agreement. Without limiting the generality of the foregoing, to the extent Comcast determines it is necessary or desirable, each award agreement for a Comcast RSU or Adjusted Comcast Option, as the case may be, shall be amended to expressly clarify the intent described in clauses (i) and (ii) of this Section 8.04(d); provided that such amendment shall not modify any other terms or conditions of the applicable award agreement unless otherwise required by the Comcast Equity Plans or the award agreements granted thereunder.

(e)                Unless otherwise required by Applicable Law, (i) the applicable member of the SpinCo Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of SpinCo Participants relating to any SpinCo Awards held by any SpinCo Participant (other than a Former SpinCo Employee) and, to the extent such obligations have already been satisfied by the applicable member of the Comcast Group, shall reimburse such member of the Comcast Group for the cost of such obligations, and (ii) subject to Section 8.04(f), the applicable member of the Comcast Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of Comcast Participants and SpinCo Participants (including Former SpinCo Employees) relating to any Adjusted Comcast Awards (including those resulting from Excluded RSUs).

(f)                 The Parties acknowledge and agree that, if and to the extent that a member of the SpinCo Group is determined to be the common law employer with respect to any Adjusted Comcast Award (including any Excluded RSU), such member of the SpinCo Group hereby designates the applicable member of the Comcast Group as such SpinCo Group member’s agent for purposes of all applicable withholding, remittance and reporting obligations with respect to such Adjusted Comcast Award.

(g)                The applicable member of the SpinCo Group shall pay to each SpinCo Participant all amounts payable in respect of the settlement of cash dividend equivalents on any SpinCo Awards and the applicable member of the Comcast Group shall pay to each Comcast Participant and SpinCo Participant all amounts payable in respect of the settlement of cash dividend equivalents on any Adjusted Comcast Awards and Excluded RSUs.

(h)                SpinCo shall (i) prepare and file with the Securities and Exchange Commission a registration statement on an appropriate form with respect to (A) the shares of SpinCo Class A Common Stock subject to the Comcast Awards converted into SpinCo Awards pursuant to this Article 8 and (B) the shares of SpinCo Class A Common Stock subject to deferral elections under, and any other deferred compensation obligations under, any SpinCo Deferred Compensation Plan and (ii) use its reasonable best efforts to have such registration statement declared effective on or before the occurrence of the adjustments and conversions set forth in this Article 8 and to maintain the effectiveness of such registration statement covering such SpinCo Awards (and to maintain the current status of the prospectus contained therein) for so long as any such SpinCo Awards remain outstanding.

(i)                 Prior to the Distribution Date, each Party shall take all such steps as may be required to cause any dispositions of Comcast Class A Common Stock (including Adjusted Comcast Awards or any other derivative securities with respect to Comcast Class A Common Stock) or acquisitions of SpinCo Class A Common Stock (including SpinCo Awards or any other derivative securities with respect to SpinCo Class A Common Stock) resulting from the Distribution or the transactions contemplated by this Agreement or the Separation Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Comcast or who are or will become subject to such reporting requirements with respect to SpinCo to be exempt under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals, if any, who, subsequent to the Distribution Date, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, SpinCo shall administer any Comcast Award converted into a SpinCo Award pursuant to this Article 8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted Comcast Award complied with such rule prior to the Distribution Date.

Article 9
Personnel Records; Payroll and Tax Withholding

Section 9.01.          Personnel Records. To the extent permitted by Applicable Law, each of the SpinCo Group and the Comcast Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under Applicable Law, this Agreement, the Separation Agreement or any of the other Ancillary Agreements and for the purposes of administering their respective employee benefit plans and policies. All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all Applicable Laws, policies and agreements between the Parties.

Section 9.02.          Payroll; Tax Reporting and Withholding.

(a)                Effective as of no later than the Benefits Commencement Date, (i) except as otherwise provided in Section 8.04(f) and subject to Section 8.04(e), the members of the SpinCo Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the SpinCo Employees and for any Liabilities with respect to garnishments of the salary and wages thereof (other than with respect to the 2025 Cash Bonuses) and (ii) the members of the Comcast Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) (A) in respect of all 2025 Cash Bonuses (including in respect of SpinCo Participants) and (B) to the Comcast Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)                With respect to SpinCo Employees, the Parties shall adopt the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements) and for purposes of filing IRS Forms W-4 (Employee’s Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate), as described in Revenue Procedure 2004-53.

(c)                The applicable members of the Comcast Group shall be solely responsible for retroactive payroll corrections in respect of any SpinCo Employees (including without limitation, due to overtime projections, promotions and other pay changes) that relate to services performed for any period prior to the Benefits Commencement Date (the “Legacy Payroll Corrections”), and the applicable members of the SpinCo Group shall be solely responsible for retroactive payroll corrections in respect of any SpinCo Employees that relate to services performed for any period from and after the Benefits Commencement Date. With respect to any Legacy Payroll Corrections, (i) if such Legacy Payroll Correction is identified by the Comcast Group prior to March 31, 2026, then the applicable member of the Comcast Group shall administer and pay such Legacy Payroll Correction and (ii) if such Legacy Payroll Correction is identified by the Comcast Group following March 31, 2026, then an applicable member of the SpinCo Group shall administer and pay such Legacy Payroll Correction in the amount determined by the Comcast Group (provided that the applicable member of the Comcast Group shall reimburse the SpinCo Group for the cost thereof).

(d)                Except as set forth in Section 9.02(a), with respect to any wage garnishment, wage attachment, support order, tax levy or similar court or agency order in effect with Comcast or a member of the Comcast Group as of the Benefits Commencement Date for any SpinCo Employee (collectively, the “SpinCo Employee Garnishment Orders”), SpinCo or a member of the SpinCo Group shall, following the Benefits Commencement Date, honor such payroll deduction authorizations and continue to make payroll deductions and payments to the authorized payee, as specified by the applicable SpinCo Employee Garnishment Order which was on file with the Comcast Group as of immediately prior to the Benefits Commencement Date. Comcast or the applicable member of the Comcast Group shall, as soon as practicable after the Benefits Commencement Date, provide SpinCo or the applicable member of the SpinCo Group with such information in the Comcast Group’s possession (and not already in the possession of the SpinCo Group) as may be reasonably requested by the SpinCo Group and necessary for the SpinCo Group to make the payroll deductions and payments to the authorized payee as required by this Section 9.02(d). No later than the Benefits Commencement Date, the applicable member of the Comcast Group shall cooperate with the applicable member of the SpinCo Group in requesting that the applicable Governmental Authority issue a new SpinCo Employee Garnishment Order naming the applicable member of the SpinCo Group as the employer responsible for complying with such SpinCo Employee Garnishment Orders.

Article 10
Non-U.S. Employees and Employee Plans

Section 10.01.      Special Provisions for Employees and Employee Plans Outside of the United States. From and after the date hereof, to the extent not addressed in this Agreement, the Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to (a) Non-U.S. Comcast Participants and Non-U.S. SpinCo Participants and (b) employee-, compensation- and benefits-related matters outside of the United States with respect to Non-U.S. Comcast Participants and Non-U.S. SpinCo Participants, including under Non-U.S. Comcast Plans and Non-U.S. SpinCo Plans, which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

Article 11

Delayed Transfer SpinCo Employees; SpinCo NLR Employees

Section 11.01.      General Principles.

(a)                Notwithstanding anything to the contrary herein, except (i) as expressly provided in this Agreement or (ii) as otherwise mutually determined by the Parties to be necessary or appropriate, the Delayed Transfer SpinCo Employees shall be treated consistent with how SpinCo Employees (other than Delayed Transfer SpinCo Employees) are treated under this Agreement, and the provisions relating to such other SpinCo Employees set forth in this Agreement shall apply to the Delayed Transfer SpinCo Employees, mutatis mutandis, in each case to the extent permitted by the applicable Employee Plan and/or Applicable Law, it being understood that with respect to any Delayed Transfer SpinCo Employee, references to “Benefits Commencement Date” and “Distribution Date” in this Agreement, as applicable, shall in each case be deemed to refer to the Delayed Transfer Date.

(b)                Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each Delayed Transfer SpinCo Employee shall be deemed to be a SpinCo Employee for all purposes of this Agreement, effective as of the Delayed Transfer Date applicable to such Delayed Transfer SpinCo Employee, including for purposes of determining the allocation of Liabilities set forth in Article 2 and plan participation pursuant to Article 4.

(c)                Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each Delayed Transfer SpinCo Employee shall continue to be eligible to participate in Comcast Plans until the applicable Delayed Transfer Date, subject to the terms of such Comcast Plans.

(d)                Notwithstanding anything to the contrary herein, except (i) as expressly provided in this Agreement or (ii) as otherwise mutually determined by the Parties to be necessary or appropriate, the SpinCo NLR Employees shall be treated consistent with how Former SpinCo Employees are treated under this Agreement, and the provisions relating to such other Former SpinCo Employees set forth in this Agreement shall apply to the SpinCo NLR Employees (and any beneficiary, dependent or alternate payee of such individuals), mutatis mutandis, in each case to the extent permitted by the applicable Employee Plan and/or Applicable Law. Without limiting the generality of the foregoing, the SpinCo NLR Employees shall not be eligible to participate in any SpinCo Plans, but instead shall continue to participate in the applicable Comcast Plans, in accordance with and subject to, the terms and conditions of such Comcast Plans.

(e)                The Parties agree that, to the extent the terms of this Agreement do not expressly prescribe the treatment of any specific compensation or benefits matter (including regarding the treatment of participation in any Employee Plans or the allocation of any Liabilities hereunder) applicable to any Delayed Transfer SpinCo Employee or SpinCo NLR Employee, as applicable, the Parties will reasonably cooperate in good faith to cause such matter to be treated in a manner consistent with the corresponding treatment provided under this Agreement of such matter as applicable to any SpinCo Employee (or, if no such corresponding treatment is provided under the terms of this Agreement, then such matter shall otherwise be treated in accordance with the general approach and philosophy regarding the allocation of assets and Liabilities under the terms of this Agreement, as expressly set forth in the recitals to this Agreement).

Section 11.02.      401(k) Plan. Notwithstanding anything to the contrary in Section 5.01:

(a)                On or as soon as reasonably practicable following the applicable Delayed Transfer Date with respect to any Delayed Transfer SpinCo Employee, such Delayed Transfer SpinCo Employee will be eligible to elect a distribution of his or her account balance under the applicable Comcast 401(k) Plan, including a voluntary “rollover distribution” of such Delayed Transfer SpinCo Employee’s eligible account balance under such Comcast 401(k) Plan (including participant loans) to either the SpinCo 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Delayed Transfer SpinCo Employee may otherwise continue to maintain his or her account under the applicable Comcast 401(k) Plan in accordance with the terms of the applicable Comcast 401(k) Plan), as determined by each such Delayed Transfer SpinCo Employee; provided that any portion of such Delayed Transfer SpinCo Employee’s account balance under the applicable Comcast 401(k) Plan to be “rolled over” to the SpinCo 401(k) Plan shall be done in the form of cash except, for the avoidance of doubt, with respect to promissory notes evidencing participant loans. In the event that a Delayed Transfer SpinCo Employee elects to roll over his or her account balance from the Comcast 401(k) Plans to the SpinCo 401(k) Plan, (A) SpinCo shall cause the SpinCo 401(k) Plan to accept such rollover (including participant loans) to the extent permitted by Applicable Law and (B) to the extent such Delayed Transfer SpinCo Employee has an outstanding loan balance under the Comcast 401(k) Plans as of the applicable Delayed Transfer Date, the applicable member of the Comcast Group and the applicable member of the SpinCo Group shall cooperate in good faith to take any and all commercially reasonable efforts needed to permit such Delayed Transfer SpinCo Employee to continue to make scheduled loan payments to the Comcast 401(k) Plans after such date, pending the distribution and rollover of the promissory notes evidencing such participant loans from the Comcast 401(k) Plans to the SpinCo 401(k) Plan, as provided in this Section 11.02(a), so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding participant loans. In connection with the actions contemplated by this Section 11.02(a), the Parties shall cooperate in good faith to determine the treatment of any portion of a Delayed Transfer SpinCo Employee’s account balance under the Comcast 401(k) Plans that is unvested as of immediately prior to the applicable Delayed Transfer Date.

(b)                With respect to any Delayed Transfer SpinCo Employees who become eligible to participate in the SpinCo 401(k) Plan, effective as of the applicable Delayed Transfer Date, such employees shall be required to submit new plan elections with the applicable plan administrator in accordance with the terms of the SpinCo 401(k) Plan in connection with their initial participation thereunder.

Section 11.03.      Deferred Compensation Plans. Notwithstanding anything to the contrary in Section 5.08, as of the Delayed Transfer Date applicable to any Delayed Transfer SpinCo Employee, the participation of such Delayed Transfer SpinCo Employee in each Comcast Deferred Compensation Plan will be treated in accordance with the terms of such Comcast Deferred Compensation Plan.

Section 11.04.      Health and Welfare Benefit Plans. Without limiting the generality of Section 4.01, effective as of the applicable Delayed Transfer Date, SpinCo shall cause

Delayed Transfer SpinCo Employees who participate in (or who are otherwise entitled to present or future benefits under) a Comcast H&W Plan as of immediately prior to the applicable Delayed Transfer Date to be enrolled in and covered by a corresponding SpinCo H&W Plan.

Section 11.05.      Treatment of Equity Awards Held by Delayed Transfer SpinCo Employees. Notwithstanding anything to the contrary in Section 8.01, any Comcast Awards held by any Delayed Transfer SpinCo Employees shall be adjusted into Adjusted Comcast Awards as of the Distribution Date in the manner set forth in Section 8.01(a)(i) and Section 8.02(a), as applicable. Upon the applicable Delayed Transfer Date, each Adjusted Comcast Award held by the applicable Delayed Transfer SpinCo Employee will be treated in accordance with the terms of the applicable award agreements evidencing his or her Adjusted Comcast Awards or any employment, separation or retirement agreements or arrangements by and between such Delayed Transfer SpinCo Employee and the applicable member of the Comcast Group. As of the applicable Delayed Transfer Date, SpinCo may, in its discretion, grant such Delayed Transfer SpinCo Employee SpinCo Awards in such amount as SpinCo shall determine in its sole discretion, which shall be subject to vesting and payment or settlement terms and conditions determined by SpinCo in its sole discretion.

Article 12
Restrictive Covenants

Section 12.01.      Non-Solicitation of Employees.

(a)                During the applicable Restricted Period, SpinCo shall not, and shall cause each member of the SpinCo Group not to, solicit or induce, or attempt to solicit or induce, any Covered Comcast Service Provider to terminate his or her employment or service relationship with any member of the Comcast Group; provided that the SpinCo Group shall not be prohibited from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered Comcast Service Provider.

(b)                During the applicable Restricted Period, Comcast shall not, and shall cause each member of the Comcast Group not to, solicit or induce, or attempt to solicit or induce, any Covered SpinCo Service Provider to terminate his or her employment or service relationship with any member of the SpinCo Group; provided that the Comcast Group shall not be prohibited from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered SpinCo Service Provider.

Article 13
General and Administrative

Section 13.01.      Sharing of Participant Information. Without limiting the generality of any of the provisions of any other Ancillary Agreements, to the maximum extent permitted under Applicable Law, each of Comcast and SpinCo shall, and shall cause each member of the Comcast Group and the SpinCo Group, respectively, to reasonably cooperate with the other Party hereto to (i) share with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Comcast Plans and the SpinCo Plans, (ii) provide prompt written notification regarding the termination of employment or service of any SpinCo Participant or Comcast Participant to the extent relevant to the administration of a Comcast Plan or SpinCo Plan, (iii) facilitate the transactions and activities contemplated by this Agreement and (iv) resolve any and all employment-related claims regarding SpinCo Participants and Comcast Participants.

Section 13.02.      Cooperation. Each of Comcast and SpinCo shall, and shall cause the members of the Comcast Group and the SpinCo Group, respectively, to reasonably cooperate with the other Party with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement (including relating to any audits by any Governmental Authorities); provided that nothing herein shall be deemed to require any member of the SpinCo Group to administer any Comcast Plan or to require any member of the Comcast Group to administer any SpinCo Plan, in each case at any time on or following the Distribution Date.

Section 13.03.      Vendor Contracts. Prior to the Distribution Date, the Parties will cooperate in good faith and use reasonable best efforts to (i) negotiate with the current third-party providers to separate and assign to the SpinCo Group or SpinCo Plan or the Comcast Group or Comcast Plan, as applicable, the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or arrangement that pertains to one or more Comcast Plans or SpinCo Plans, respectively (each, a “Vendor Contract”), to the extent that such rights or obligations pertain to SpinCo Participants or Comcast Participants, respectively, or, in the alternative, to negotiate with the current third-party providers to provide substantially similar services to a SpinCo Plan or Comcast Plan, respectively, on substantially similar terms under separate contracts with a member of the SpinCo Group or the SpinCo Plans or Comcast Group or the Comcast Plans, respectively, as applicable, and (ii) to the extent permitted by the applicable third-party provider, obtain and maintain pricing discounts or other preferential terms under the applicable Vendor Contracts.

Section 13.04.      Data Privacy. Notwithstanding anything to the contrary herein, the Parties agree that any Applicable Privacy Requirements of the Comcast Group and the SpinCo Group will govern the disclosure and other processing of Personal Information of the Comcast Participants and SpinCo Participants, respectively, by the Parties under this Agreement. Each of Comcast and SpinCo shall ensure that it has in place reasonable technical and organizational security measures designed to protect the Personal Information of the Comcast Participants and SpinCo Participants, respectively.

Section 13.05.      Notices of Certain Events. Each of SpinCo and Comcast shall promptly notify and provide copies to the other of (i) written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or, insofar as they relate to this Agreement, the Separation Agreement and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the SpinCo Group or the Comcast Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement or, insofar as they relate to this

Agreement, the Separation Agreement; provided that the delivery of any notice pursuant to this Section 13.05 shall not affect the remedies available hereunder to the Party receiving such notice.

Section 13.06.      No Third-Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement or otherwise shall (i) create any obligation on the part of any member of the SpinCo Group or any member of the Comcast Group to retain the employment or services of any current, former or future employee, director or other service provider, (ii) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any current, former or future employee, director or other service provider of any member of the Comcast Group or the SpinCo Group (or any beneficiary or dependent thereof) under this Agreement, the Separation Agreement, any Comcast Plan or SpinCo Plan or otherwise, (iii) preclude SpinCo or any SpinCo Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any SpinCo Plan, any benefit under any SpinCo Plan or any trust, insurance policy or funding vehicle related to any SpinCo Plan (in each case in accordance with the terms of the applicable arrangement), (iv) preclude Comcast or any Comcast Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Comcast Plan, any benefit under any Comcast Plan or any trust, insurance policy or funding vehicle related to any Comcast Plan (in each case in accordance with the terms of the applicable arrangement) or (v) confer any other rights or remedies (including any third-party beneficiary rights) on any current, former or future employee, director or other service provider of any member of the Comcast Group or the SpinCo Group or any beneficiary or dependent thereof or any other Person, including any Comcast Participants or SpinCo Participants.

Section 13.07.      Fiduciary Matters. The Parties each acknowledge that (i) actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other Applicable Law, (ii) the provisions of this Agreement that relate to such actions are intended to comply with such fiduciary duties or standards and (iii) no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard of conduct. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 13.08.      Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the Parties shall cooperate in good faith and use commercially reasonable efforts to obtain such consent and, if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

Section 13.09.      Section 409A. The Parties shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A to any Comcast Participant or SpinCo Participant in respect of their benefits under any Employee Plan.

Article 14
Miscellaneous

Section 14.01.      General. The provisions of Section 4.01, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.14 and Article 6 of the Separation Agreement (other than Section 6.06 as it relates to third-party beneficiaries of the Separation Agreement and Section 6.08 as it relates to the governance of employee matters) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

COMCAST CORPORATION

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Chief Legal Officer and Secretary

VERSANT MEDIA GROUP, INC.

By:	/s/ Anand Kini
Name: Anand Kini
Title: Executive Vice President

[Signature Page to Employee Matters Agreement]